UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
INOVIO PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LETTER FROM THE CEO

Inovio Pharmaceuticals, Inc.	660 W. Germantown Pike Suite 110, Plymouth Meeting, Pennsylvania 19462	Dated: March 28, 2023

To the Stockholders of Inovio Pharmaceuticals, Inc.:
Notice is hereby given that Inovio Pharmaceuticals, Inc. will be holding its virtual Annual Meeting of Stockholders on May 16, 2023, at 9:00 a.m. Eastern Time. Online access to the meeting will begin at 9:00 a.m. Eastern Time. Stockholders will not be able to attend the meeting in person.
The virtual format of the 2023 Annual Meeting will provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting. If you plan to attend the meeting, please check http://ir.inovio.com/investors for updates prior to the meeting date.
You can attend the meeting by accessing www.virtualshareholdermeeting.com/INO2023 and entering the 16-digit control number on the proxy card you previously received; if you hold your shares in “street name” (i.e., through an account at a broker or other nominee), please follow your broker’s or nominee’s instructions you previously received to obtain your 16-digit control number or otherwise attend through the broker or nominee.
For the ten days ending the day prior to the meeting, a list of stockholders of record will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of stockholders of record beginning May 5, 2023 and until the meeting, stockholders should email investor.relations@inovio.com.

The Notice of Annual Meeting of Stockholders, which describes the formal business to be conducted at the meeting, follows this letter, along with the Proxy Statement.
After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy in the prepaid envelope (for mailing in the United States only) to assure that your shares will be represented at our Annual Meeting. Your shares cannot be voted unless you date, sign and return the enclosed proxy, vote your shares using the automated Internet or phone system or vote online at the meeting. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.
A copy of our 2022 Annual Report is also enclosed.
If you wish to submit a question, you may ask a question before the meeting beginning at 9:00 am Eastern Time, on April 11, 2023, and until 11:59 p.m. Eastern Time, on May 15, 2023. To submit a question, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
If you have not voted your shares prior to the meeting, you will be able to vote your shares electronically at the 2023 Annual Meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received.
The Board of Directors and management look forward to connecting with you at the Annual Meeting.
Very truly yours,
Jacqueline E. Shea, Ph.D.
Chief Executive Officer

Inovio Pharmaceuticals, Inc.	i	2023 Proxy Statement

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

To the Stockholders of Inovio Pharmaceuticals, Inc.:
You are invited to attend our 2023 Annual Meeting of Stockholders, which will be held virtually over the Internet, on May 16, 2023, at 9:00 a.m. Eastern Time.

1
To elect eight directors to hold office until our 2024 Annual Meeting of Stockholders and until their successors are elected and duly qualified. Our Board of Directors has nominated and recommends for election the following persons:
Simon X. Benito; Roger D. Dansey, M.D.; Ann C. Miller, M.D.; Jacqueline E. Shea, Ph.D.; Jay P. Shepard; David B. Weiner, Ph.D.; Wendy L. Yarno; Lota S. Zoth

	2	To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

	3	To approve, on a non-binding advisory basis, the compensation of our named executive officers we describe in our accompanying Proxy Statement.

	4	To indicate, on a non-binding advisory basis, the preferred frequency of solicitation of advisory stockholder approval of executive compensation.

	5	To approve the 2023 Omnibus Incentive Plan.

	6	To transact such other business as may properly come before the meeting.
Dated: March 28, 2023 Inovio Pharmaceuticals, Inc. 660 W. Germantown Pike, Suite 110 Plymouth Meeting, Pennsylvania 19462
Our Board of Directors recommends a vote “for” each of the nominees, “for” proposals 2, 3 and 5, and "one year" for proposal 4.
Holders of record of our common stock and holders of record of our Series C Cumulative Convertible Preferred Stock at the close of business on March 17, 2023 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days ending the day prior to the meeting, a complete list of our stockholders of record on March 17, 2023 will be available at our principal executive offices, during ordinary business hours, for examination by any stockholder for any purpose relating to the meeting.
By order of the Board of Directors,
 Jacqueline E., Shea, Ph.D.
Chief Executive Officer

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postpaid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote at the meeting even if you have previously sent in your proxy card.

Inovio Pharmaceuticals, Inc.	ii	2023 Proxy Statement

Inovio Pharmaceuticals, Inc.	iii	2023 Proxy Statement

PROXY STATEMENT FOR ANNUAL
MEETING OF STOCKHOLDERS

The Board of Directors of Inovio Pharmaceuticals, Inc. (the “Board”) is soliciting proxies for use at the Annual Meeting of Stockholders to be held virtually over the internet, on May 16, 2023 at 9:00 a.m. Eastern Time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement is dated March 28, 2023. We are mailing this Proxy Statement to our stockholders on or about April 7, 2023. Unless the context requires otherwise, references to “we,” “us,” “our,” “Inovio,” and “Company” refer to Inovio Pharmaceuticals, Inc.
General Information

Voting Securities
Only stockholders of record as of the close of business on March 17, 2023 will be entitled to vote at the meeting and any adjournment thereof. As of March 17, 2023, we had the following outstanding:
262,739,126 shares of common stock 9 shares of Series C Cumulative Convertible Preferred Stock, which are convertible into an aggregate of 3,309 shares of common stock.

Number of Votes You may vote online at the meeting or using the automated Internet or phone system or by proxy. On the proposals presented in this Proxy Statement, each holder of shares of our:	1 vote Common stock is entitled to one vote for each share of stock held. 368 votes Series C Preferred Stock is entitled to 368 votes for each share of Series C Preferred Stock held.
Holders of our common stock and Series C Preferred Stock vote together as a single class in connection with each of Proposal Nos. 1, 2, 3, 4 and 5. Our bylaws provide that one-third of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Thus, a quorum for this year’s Annual Meeting consists of 87,580,812 shares. Votes will be counted by the inspector of election appointed for the Annual Meeting.
The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. Under plurality voting, the eight nominees receiving the largest number of votes cast (votes “For”) will be elected. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. Broker non-votes occur when a broker holding a customer’s securities in street name does not vote on a particular proposal because the broker has not received voting instructions from the customer on certain matters for which the broker is required to have instructions in order to

Inovio Pharmaceuticals, Inc.	1	2023 Proxy Statement

General Information
vote and lacks discretionary authority to vote the shares. If you do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on Proposal No. 1.
The affirmative vote of the holders of a majority of the of the votes represented by shares present or represented by proxy and eligible to vote at the Annual Meeting is necessary for the approval of the Proposal Nos. 2, 3, 4 and 5 set forth in this Proxy Statement, as explained under each proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum and could prevent the approval of a proposal because they do not count as affirmative votes. Broker non-votes will be counted as present for purposes of determining the presence of a quorum. If you do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on Proposals No. 3, 4 and 5 but will be permitted to exercise discretionary authority to vote on Proposal No. 2.
Solicitation of Proxies
We will bear the cost of soliciting proxies. In addition, we will solicit stockholders by mail, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our stock in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.
Voting of Proxies
If your shares are registered in your own name, you may vote by signing and mailing a completed proxy card or by voting via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR each of the Board nominees (Proposal No. 1); FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal No. 2); FOR approval, on a non-binding advisory basis, of the resolution regarding compensation of our named executive officers we describe in this Proxy Statement (Proposal No. 3); FOR approval, on a non-binding advisory basis, of "one year" as the preferred frequency of solicitation of advisory stockholder approval of executive compensation (Proposal No. 4); and FOR approval of the 2023 Omnibus Incentive Plan (Proposal No. 5), and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date or by sending written notice of revocation of your proxy to our Secretary at our principal executive offices for receipt before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting as instructed. Attendance at the meeting will not in and of itself revoke a valid proxy that was previously delivered; you must also vote at the meeting to do so.
If your shares are registered in the name of a bank or brokerage firm, you will receive instructions from the holder of record that must be followed in order for the record holder to vote the shares in accordance with your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.
Results of Annual Meeting
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Inovio Pharmaceuticals, Inc.	2	2023 Proxy Statement

General Information
Delivery of Proxy Materials to Households
“Householding” is a program, approved by the Securities and Exchange Commission (the "SEC"), which allows companies and intermediaries such as banks or brokers to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2023: Copies of this Proxy Statement and our 2022 Annual Report to Stockholders are also available online at www.inovio.com.

Inovio Pharmaceuticals, Inc.	3	2023 Proxy Statement

PROPOSAL ONE
ELECTION OF DIRECTORS

8 members currently on the Board of Directors
Our Board currently consists of eight members. There are eight nominees for director this year: Simon X. Benito, Roger D. Dansey, M.D., Ann C. Miller, M.D., Jacqueline E. Shea, Ph.D., Jay P. Shepard, David B. Weiner, Ph.D., Wendy L. Yarno and Lota S. Zoth. Each of the nominees, other than Dr. Shea is currently one of our directors who was previously elected by our stockholders. Dr. Shea was appointed by the Board as a director in May 2022 upon her appointment as our Chief Executive Officer.
If elected, the nominees will serve as directors until our Annual Meeting of Stockholders in 2024 and until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.

Information Regarding Directors
The information set forth below as to the nominees for director has been furnished to us by the nominees.
Nominees for Election to Our Board

Name	Present Position with the Company
Simon X. Benito	Chairman of the Board of Directors
Roger D. Dansey, M.D.	Director
Ann C. Miller, M.D.	Director
Jacqueline E. Shea, Ph.D.	President, Chief Executive Officer and Director
Jay P. Shepard	Director
David B. Weiner, Ph.D.	Director
Wendy L. Yarno	Director
Lota S. Zoth	Director

Simon X. Benito	Age: 78	Director Since: 2003

Prior to his retirement, Mr. Benito had a successful and extensive career serving several multinational corporations in senior executive positions, including 25 years at Merck & Company, Inc. His most recent positions included Senior Vice President, Merck Vaccine Division; Executive Vice President, Merck-Medco Managed Care; and Executive Director and Vice President, Merck Human Health, Japan. In addition, Mr. Benito was a Fellow of the Institute of Chartered Accountants in England and Wales for over 30 years until his retirement in 1999. Since April 2005, Mr. Benito has served as a director of DURECT Corporation, a publicly traded specialty pharmaceutical company.

Mr. Benito qualifies to serve on our Board as he brings to our Board formal accounting and financial training and expertise, significant public company board experience, senior management experience in the health care industry, and important industry contacts.

Inovio Pharmaceuticals, Inc.	4	2023 Proxy Statement

Proposal One

Roger D. Dansey, M.D.	Age: 67	Director Since: 2021

Dr. Dansey has served as the Chief Medical Officer of Seagen Inc., a biotechnology company developing and commercializing target therapies to treat cancer, since May 2018. Dr. Dansey served as interim Chief Executive Officer of Seagen from May 2022 to November 2022 and then was appointed as President, Research and Development, a position he currently holds. From 2015 to April 2018, Dr. Dansey was Therapeutic Area Head for Late-Stage Oncology at Merck & Co., Inc., where he was responsible for registration efforts for Keytruda® (pembrolizumab) across multiple tumor types. Earlier in his career, Dr. Dansey was the Vice President of Oncology Clinical Research at Gilead Sciences and the Global Development Lead for Xgeva® (denosumab) at Amgen, where he held multiple roles in oncology and hematology. Dr. Dansey holds an M.D. from the University of Witwatersrand in Johannesburg, South Africa.

Dr. Dansey qualifies to serve on our Board given his extensive experience in cancer drug development, deep oncology background, his clinical training and leadership experience.

Ann C. Miller, M.D.	Age: 65	Director Since: 2019

Dr. Miller worked at Sanofi S.A. from 2012 until her retirement in September 2018, serving as Vice President of Marketing and Vice President of Global Marketing, Oncology Division. From 2009 to 2011, Dr. Miller served as Senior Vice President at Eisai Co., Ltd. leading the Primary Care and Specialty Business unit and then Pharmaceutical Services. Dr. Miller previously served in management roles in global and U.S. marketing at Amgen, Inc. for five years and in positions of increasing responsibility at Merck & Co., Inc. over 16 years. Dr. Miller previously served on the board of directors of the publicly traded companies Allena Pharmaceuticals from October 2020 to January 2023 and Puma Biotechnology, Inc. from November 2019 to December 2021. Dr. Miller received an M.D. from the Duke University School of Medicine and a B.A. in chemistry, summa cum laude, from Duke University.

Dr. Miller qualifies to serve on our Board as a result of her years of commercial experience in the biopharmaceutical industry and her clinical training.

Inovio Pharmaceuticals, Inc.	5	2023 Proxy Statement

Proposal One

Jacqueline E. Shea, Ph.D.	Age: 57	Director Since: 2022

Dr. Shea has served as our Chief Executive Officer since May 2022 and previously served as our Chief Operating Officer from March 2019 until her appointment as Chief Executive Officer. Prior to joining us, Dr. Shea served as Chief Executive Officer of Aeras, a nonprofit organization developing tuberculosis vaccines, from 2015 to December 2018, and as its Chief Operating Officer from 2014 to 2015. Dr. Shea previously served as Vice President of Business Development, Europe for Emergent BioSolutions Inc. from 2013 to 2014, having previously served as Senior Director of Business Development for Emergent BioSolutions from 2005 to 2008. She was Vice President and General Manager of The Oxford-Emergent Tuberculosis Consortium, a global health joint venture formed between Oxford University and Emergent BioSolutions, from 2008 to 2013. She started her career as a post-doctoral researcher at Imperial College, London. Dr. Shea holds a Ph.D. from the National Institute for Medical Research, London, and a B.Sc. Hons. in Applied Biology from the University of Bath, U.K.

Dr. Shea qualifies to serve on our Board given her broad scientific and industry experience and her experience as our Chief Executive Officer and previously as our Chief Operating Officer.

Jay P. Shepard	Age: 64	Director Since: 2020

Mr. Shepard was President and Chief Executive Officer of Aravive, Inc. (formerly Versartis, Inc.) from 2015 to January 2020 and has served as a member of its board of directors since 2013 and as its Chairman since January 2020. From 2012 until 2015, Mr. Shepard was an Executive Partner at Sofinnova Ventures, a venture capital firm focused on the healthcare industry, which he joined as an Executive in Residence in 2008. From 2010 to 2012, Mr. Shepard served as President and Chief Executive Officer and was a member of the board of directors of NextWave Pharmaceuticals, Inc., a specialty pharmaceutical company developing and commercializing unique pediatric products utilizing proprietary drug delivery technology that was acquired by Pfizer, Inc. From 2005 to 2007, Mr. Shepard served as President and Chief Executive Officer and a member of the board of directors of Ilypsa, Inc., a biopharmaceutical company pioneering novel non-absorbed polymeric drugs for renal and metabolic disorders that was acquired by Amgen Inc. Mr. Shepard currently serves on the board of directors of Esperion Therapeutics, Inc. and Ironwood Pharmaceuticals, and serves as the Chairman of the Christopher & Dana Reeve Foundation. Mr. Shepard holds a B.S. in Business Administration from the University of Arizona.

Mr. Shepard qualifies to serve on our Board as a result of his years of healthcare and financial experience.

Inovio Pharmaceuticals, Inc.	6	2023 Proxy Statement

Proposal One

David B. Weiner, Ph.D.	Age: 67	Director Since: 2016

Since 2016, Dr. Weiner has served as Executive Vice President and Director of the Vaccine Center at The Wistar Institute, the nation’s first independent biomedical research institute, which is also an NCI-designated Cancer Center and an international leader in cancer, immunology and infectious disease research. Dr. Weiner is also the W. W. Smith Charitable Trust Professor of Cancer Research at The Wistar Institute. Previously, Dr. Weiner was Professor of Pathology & Laboratory Medicine at the University of Pennsylvania and Chair of the Gene Therapy and Vaccine Program at the University’s Perelman School of Medicine. He has more than 350 peer-reviewed publications in scientific journals, including mainstream scientific journals such as Scientific American, and has been designated by the Institute for Scientific Information as one of the top-cited scientists in the world. An inventor and holder of more than 100 issued and pending U.S. patents, Dr. Weiner has received numerous honors including election as a fellow to the American Association for the Advancement of Science in 2011 and the International Society for Vaccines in 2012. He was the recipient of the NIH Director’s Transformative Research Award and received the Vaccine Industry Excellence Award for Best Academic Research Team in 2015 at the World Vaccine Congress. Dr. Weiner was honored with the prestigious Hilleman Lectureship in 2015 at the Children’s Hospital of Philadelphia Grand Rounds session and received a Stone Family Award from Abramson Cancer Center for his groundbreaking work on DNA vaccines for cancer immune therapy. Dr. Weiner holds a Ph.D. in developmental biology from the University of Cincinnati College of Medicine, an M.S. in biology from the University of Cincinnati and a B.S. in biology from SUNY at Stony Brook in Stony Brook, New York.

Dr. Weiner qualifies to serve on our Board as he is a recognized leader in immunology as well as in gene vaccines and therapy.

Wendy L. Yarno	Age: 68	Director Since: 2017

Ms. Yarno retired in 2008 from Merck & Company, Inc. following a 26-year career in commercial and human resource positions of increasing seniority, most recently as Chief Marketing Officer before she retired. Ms. Yarno also spent part of her career at Johnson & Johnson, Inc. in commercial positions. Ms. Yarno currently serves on the boards of directors of the publicly traded companies Ideaya Biosciences, Inc. and Tarsus Pharmaceuticals. Within the last five years, Ms. Yarno served on the board of directors of Global Blood Therapeutics, Inc., MyoKardia, Inc., Alder Biopharmaceuticals, Inc. and Aratana Therapeutics, Inc. Ms. Yarno holds a B.S. in Business Administration from Portland State University and an M.B.A. from Temple University.

Ms. Yarno qualifies to serve on our Board as a result of her years of experience in the pharmaceutical industry.

Inovio Pharmaceuticals, Inc.	7	2023 Proxy Statement

Proposal One

Lota S. Zoth	Age: 63	Director Since: 2019

Ms. Zoth currently serves as the lead independent director of the publicly traded biopharmaceutical company Zymeworks, Inc. and also serves on the boards of directors of the publicly traded biopharmaceutical companies Lumos Pharma, Inc. and 89bio, Inc. Within the last five years, she also served on the boards of directors of the public companies Spark Therapeutics, Inc. and Orexigen Therapeutics, Inc. (which was granted relief under Chapter 11 of the U.S. Bankruptcy Code in 2019). Prior to her board service, she served in senior financial roles in a variety of commercial-stage companies, including serving as MedImmune Inc.’s corporate controller from 2002 to 2004 and its chief financial officer from 2004 until its acquisition by AstraZeneca in 2007. Prior to joining MedImmune in 2002, Ms. Zoth served in financial executive roles at PSINet Inc., Sodexho Marriott Services, Inc., Marriott International and PepsiCo, Inc. Ms. Zoth also served as an auditor at Ernst & Young, LLP and is a Certified Public Accountant. Ms. Zoth holds a B.B.A. in accounting from Texas Tech University.

Ms. Zoth qualifies to serve on our Board as a result of her years of experience in senior financial roles in a variety of commercial-stage companies over a 40-year career.

Attendance at Board Meetings and Committee Meetings
During the year ended December 31, 2022, our Board met 16 times, the Audit Committee met five times, the Nomination and Corporate Governance Committee met four times and the Compensation Committee met seven times. Each director attended at least 75% of the aggregate number of meetings held by (i) our Board and (ii) those committees of our Board on which he or she served during the director’s tenure on the board or such committees.
Committees of Our Board
Under our Corporate Governance Guidelines, we expect our directors to attend our Annual Meeting of Stockholders. All of our directors attended our 2022 Annual Meeting of Stockholders.
Audit Committee
The functions of the Audit Committee include retaining our independent registered public accounting firm, reviewing its independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our independent registered public accounting firm, overseeing its audit work, reviewing and pre-approving any non-audit services that may be performed by it, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions. The Audit Committee acts pursuant to a written charter that is available on our corporate website at: http://www.inovio.com.
The members of the Audit Committee currently are Lota S. Zoth (Chair), Simon X. Benito and Ann C. Miller. Each member of the Audit Committee is independent under the Nasdaq listing standards. The Board has determined that Ms. Zoth and Mr. Benito are “audit committee financial experts” as defined under SEC regulations.
Compensation Committee
The Compensation Committee reviews and approves the compensation and benefits of our executive officers, including the Chief Executive Officer and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policy relating to compensation and benefits. The Compensation Committee may from time to time delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee. The Compensation Committee acts pursuant to a written charter that is available on our corporate website at http://www.inovio.com.

Inovio Pharmaceuticals, Inc.	8	2023 Proxy Statement

Proposal One
The members of the Compensation Committee currently are Wendy L. Yarno (Chair), Ann C. Miller, Jay P. Shepard and Lota S. Zoth. Each member of the Compensation Committee is independent under the Nasdaq listing standards.
The Compensation Committee has engaged Aon, an independent compensation consultant, annually since 2016, to provide information on compensation trends and practices and to assist them in evaluating our executive compensation policy and programs. The analysis for fiscal year 2022 was used to determine appropriate levels of compensation for our executive officers and make recommendations regarding the amount and form of our executive and non-employee director compensation. The work of Aon did not raise any conflict of interest.
Nomination and Corporate Governance Committee
The Nomination and Corporate Governance Committee identifies prospective candidates to serve on our Board, recommends nominees for election to our Board, develops and recommends Board member selection criteria, considers committee member qualification, recommends corporate governance principles to our Board, and provides oversight in the evaluation of our Board and each committee. The Nomination and Corporate Governance Committee acts pursuant to a written charter on our corporate website at http://www.inovio.com.

The members of the Nomination and Corporate Governance Committee currently are Simon X. Benito (Chair), Roger D. Dansey, Jay P. Shepard and Wendy L. Yarno. Each member of the Nomination and Corporate Governance Committee is independent under the Nasdaq listing standards.

Board Skills
The chart below depicts the key skills and capabilities of our Board that we have identified as particularly valuable to the oversight of our company and the execution of our corporate strategy. This chart depicts the skills of our eight current directors in each particular area.

Accounting/Financial Reporting				4

Business Operations								8

Corporate Governance				4				8

Drug Commercialization						6

Government/Regulatory		2	3

Human Resources	1

Investor Relations			3

Pharmaceutical Industry Knowledge							7

Public Company Board Experience					5

Risk Management				4

Inovio Pharmaceuticals, Inc.	9	2023 Proxy Statement

Proposal One
Board Diversity Matrix
Our current board diversity data is provided below:

Total Number of Directors (as of March 17, 2023)	8
Part 1: Gender Identity	Female	Male	Non-Binary	Did not Disclose Gender
Directors	4	4
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	4	4
Two or More Races or Ethnicities
LGBTQ+
Did not Disclose Demographic Background
Our prior year's board diversity data is provided below:

Total Number of Directors (as of March 17, 2022)	8
Part 1: Gender Identity	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	4
Two or More Races or Ethnicities
LGBTQ+
Did not Disclose Demographic Background

Inovio Pharmaceuticals, Inc.	10	2023 Proxy Statement

Proposal One
Director Nominations
The Nomination and Corporate Governance Committee evaluates and recommends to our Board director nominees for each election of directors. As stated in our Corporate Governance Guidelines, our Board believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Board intends to consider factors such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Board considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. The Nomination and Corporate Governance Committee and our Board believe that a diverse board leads to improved company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation.
The Nomination and Corporate Governance Committee believes that the continuing service of qualified incumbent directors promotes stability and continuity in the board room, while giving us the benefit of familiarity and insight into our affairs that directors have accumulated during their tenure, and therefore generally re-nominates incumbent directors who continue to satisfy the Committee’s criteria for membership on our Board.
In the case of incumbent directors whose terms of office are set to expire, the Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.
The Nomination and Corporate Governance Committee’s goal is to assemble a board that brings to us a variety of perspectives and skills, and sound business understanding and judgment, derived from high quality business, professional, governmental, community, scientific or educational experience. In doing so, the Nomination and Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.
Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nomination and Corporate Governance Committee may also consider such other factors as it may deem are in our best interests and the interests of our stockholders. The Nomination and Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board must meet the criteria for an “audit committee financial expert” as defined by SEC rules. The Nomination and Corporate Governance Committee also believes it appropriate for our Chief Executive Officer to participate as a member of our Board.
All directors and director nominees are required to submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nomination and Corporate Governance Committee.
The Nomination and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board who are willing to continue in service. Each year the Nomination and Corporate Governance Committee undertakes a board assessment process, which gathers data on the functioning of the Board and its committees and evaluates each member of the Board with respect to a number of attributes. The Committee considers for re-nomination current members of our Board with skills and experience that are relevant to our business balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to continue in service, the Nomination and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nomination and Corporate Governance Committee and our Board will be consulted for suggestions as to individuals meeting the criteria of the Nomination and Corporate Governance Committee. Research may also be performed to identify qualified individuals. If the Nomination and Corporate Governance Committee believes that our Board requires additional candidates for nomination, the Nomination and Corporate Governance Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

Inovio Pharmaceuticals, Inc.	11	2023 Proxy Statement

Proposal One
The Nomination and Corporate Governance Committee will consider nominees recommended by stockholders. Our bylaws provide that nominations shall be made pursuant to timely notice in writing to our corporate secretary. To be timely, in the case of a stockholder seeking to have a nomination included in our proxy statement, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days or more than 180 days prior to the first anniversary of the date on which we first mailed our proxy materials (or, in the absence of proxy materials, our notice of meeting) for the previous year’s annual meeting of stockholders. However, if we did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be delivered to our corporate secretary at our principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. If the stockholder is not seeking inclusion of the nomination in our proxy statement, timely notice consists of a stockholder’s notice delivered to or mailed and received at our principal executive offices not less than 90 days prior to the date of the annual meeting.
The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our capital stock which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, or the Exchange Act; (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of our capital stock that are beneficially owned by the stockholder; (c) as to the stockholder giving the notice and any Stockholder Associated Person, as described below, to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction, as described below, has been entered into, and (d) as to the stockholder giving the notice and any Stockholder Associated Person, (1) whether and the extent to which any Derivative Instrument is directly or indirectly beneficially owned, (2) any rights to dividends on our shares owned beneficially by such stockholder that are separated or separable from the underlying shares, (3) any proportionate interest in our shares or Derivative Instruments, as described below, held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (4) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.
For purposes of our bylaws:
•A “Stockholder Associated Person” of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person;
•A “Relevant Hedge Transaction” is any hedging or other transaction or series of transactions, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock), the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, a stockholder with respect to any share of our stock; and
•“Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares.

Inovio Pharmaceuticals, Inc.	12	2023 Proxy Statement

Proposal One
Governance Highlights

Number of Directors	8
Percentage of directors who are independent	75%
Directors who attended at least 75% of board and committee meetings in 2022	ALL
Independent Chairman of the Board director	✓
100% independent audit, compensation and nominating and corporate governance committees	✓
Board and committees may engage outside advisors independent of management	✓
Annual board and committee self-evaluations	✓
Active stockholder engagement program	✓
Corporate governance guidelines formalize the consideration of diversity factors for director nominees	✓
Stock ownership guidelines for directors and executive officers	✓
No hedging or monetization transactions	✓
All employees, officers and directors must adhere to Code of Business Conduct and Ethics	✓
Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters
Our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters of the committees of our Board are available on our website, www.inovio.com.
Communications Policy
Our Board has procedures in place designed to ensure effective communication among us, our stockholders, prospective investors and the public, including the dissemination of information on a regular and timely basis. Stockholders who want to communicate with our Board or any individual director can write to our Secretary at the following address: 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Your letter should indicate that you are one of our stockholders. Depending on the subject matter, management will:
•Forward the communication to the director or directors to whom it is addressed;
•Attempt to handle the inquiry directly, for example, where it is a request for information about us or it is a stock-related matter; or
•Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
Board Leadership Structure
Our Board currently separates the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer, works with the Chief Executive Officer in setting the agenda for Board meetings and presides over meetings of the full Board. However, our Board believes it should be able to freely select the Chairman of the Board based on criteria that it deems to be in our best interests and the interests of our stockholders, and therefore one person may, in the future, serve as both our Chief Executive Officer and Chairman of the Board.
The functions of our Board are carried out by the full Board and, when delegated, by the Board committees. Each director participates in our major strategic and policy decisions.

Inovio Pharmaceuticals, Inc.	13	2023 Proxy Statement

Proposal One
Board Role in Risk Management
The risk oversight function of our Board is carried out by both the Board and the Audit Committee. Management prepares and presents an annual business plan to the Board, which identifies risks associated with our operations and is reviewed quarterly by the Board. As provided in its charter, the Audit Committee meets periodically with management to discuss major financial and operating risk exposures and the steps, guidelines and policies taken or implemented related to risk assessment and risk management. Matters of strategic risk are considered by our Board. Each quarter management reports to the Audit Committee on legal, finance, accounting and tax matters. Our Board is provided with reports on legal matters at least quarterly and on other matters related to risk oversight on an as needed basis.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees, including the principal executive officer, principal financial and accounting officer and controller. The purpose of the Code is to promote honest and ethical conduct. The Code of Business Conduct and Ethics is available on our website and is also available in print, without charge, upon written request to our corporate secretary at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Any amendments to or waivers of the Code will be promptly posted on our website at www.inovio.com or in a report on Form 8-K, as required by applicable laws.
Board Member Independence
Our Board has determined that, except for Drs. Shea and Weiner, all of the nominees for election to our Board listed above are “independent” as independence is defined in the Nasdaq qualification standards. Dr. Shea is not independent because she is our Chief Executive Officer and Dr. Weiner is not considered independent because he currently serves as Chairman of our Scientific Advisory Board and, in that role, he receives compensation from us in excess of $120,000 annually, including additional equity compensation beyond grants made to him in his capacity as a director.

Our Board unanimously recommends that you vote “FOR” each nominee listed above. The proxy holders will vote your proxy in that manner unless you specify otherwise on the accompanying proxy card.

Audit Committee Report
The Audit Committee oversees our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in our annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of these audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"), the rules of the Securities and Exchange Commission ("SEC") and other applicable regulations. In addition, the Audit Committee has discussed with Ernst & Young LLP their independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with Ernst and Young’s independence.
The Audit Committee met with Ernst & Young LLP to discuss the overall scope of their audit services, the results of the audit and reviews and the overall quality of our financial reporting. Ernst & Young LLP, as our independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on our reporting. The

Inovio Pharmaceuticals, Inc.	14	2023 Proxy Statement

Proposal One
meetings with Ernst & Young LLP were held with and without management present. The Audit Committee is not employed by us, nor does it provide any expert assurance or professional certification regarding our consolidated financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and our independent registered public accounting firm.
Based on the reviews and discussions referred to above, the Audit Committee has recommended to our Board, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed by the Company with the SEC. The Audit Committee and the Board also have recommended the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.
The foregoing report has been furnished by the Audit Committee:
•Lota S. Zoth (Chair)
•Simon X. Benito
•Ann C. Miller, M.D.

This Audit Committee Report is not soliciting material, is not deemed to be filed with the SEC, and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made by us before or after the date hereof, regardless of any general incorporation language in any such filing, except to the extent we specifically incorporate this material by reference into any such filing.
Environmental, Social and Governance ("ESG") Practices
At Inovio, we are committed to improving health globally through the discovery, development and delivery of DNA medicines to help protect people from infectious diseases and treat people with cancer and conditions associated with human papillomavirus ("HPV"). Patients have always been at the center of our mission to power the future of potentially life-saving and life-changing DNA medicines. Our pipeline is focused on addressing high unmet medical needs, with ongoing research on potential treatments for cancer, infectious diseases, and HPV-related diseases like Recurrent Respiratory Papillomatosis (RRP), a debilitating and rare disease that often requires repeated surgery. RRP and the patients waiting for relief from it are a constant reminder of why we must keep working to deliver on the promise of DNA medicines for the world. We also intend to continue to explore how our programs and technology could help address global health needs.

As we advance our pipeline, we will continue to work to implement core access principles, including assessing our clinical research programs for opportunities to include under-represented communities and those disproportionately affected by the diseases we study. Our vision for the future is a world free from disease, where all patients get the treatment they need.

Our Board and management are committed to long-term value driven by the pillars of governance, social responsibility, and integrity across all we do, including employee engagement, research and development, operations and access to medicines for patients. Accordingly, during 2022 the Company formed an ESG working group and during the first quarter of 2023, our Board assigned oversight of our ESG policies and practices to the Nomination and Corporate Governance Committee. As part of this effort, we plan to engage both internal and external stakeholders in ESG-specific conversations and identify priority ESG-related objectives. We expect that these engagements will enhance our commitment to these important topics.
Environmental
We recognize the importance of understanding, mitigating, and reporting on our global environmental footprint. As we continue to gain a better understanding of our office and laboratory facilities, and other direct and indirect greenhouse gas emission sources, we intend to develop strategic reduction methods and lower energy-related costs. We plan to establish better tracking and measurement tools, refining strategies and determining targets to drive our environmental performance.
Current practices include:
•Providing filtered water stations throughout our facilities to help eliminate can and bottle use and providing reusable mugs, cups, plates and utensils to employees.

Inovio Pharmaceuticals, Inc.	15	2023 Proxy Statement

Proposal One
•Reducing, recycling and reusing our resources when practicable.
•Seeking to align with partners and suppliers who we believe share our vision.
•Utilizing an environmental, health and safety team which stays abreast of local, regional and global trends and ensures safety procedures are in place to mitigate workplace injuries and safety risks.
•Requiring employees to complete training in various safety procedures for the laboratories and manufacturing facilities, as well as specialized safety training based on particular job duties.
Social - Diversity, Equity & Inclusion
We have a values-driven culture that starts with our senior management team. We believe that having a more diverse, equitable and inclusive environment leads to increased performance, better decision making, increased productivity, and greater motivation.
Our team represents a broad range of cultural and professional backgrounds that enrich our culture.

Employee Population as of December 31, 2022	Female	People of Color*
Overall Population	49%	51%
Senior Management Team (Vice President and above)	29%	29%
* All U.S. Equal Employment Opportunity Commission’s categories of race other than white (not Hispanic or Latino).
We are dedicated to developing a diverse and talented workforce and doing our part to foster diversity and inclusion among our employees and vendors.
Human Capital Management
We seek to attract, develop, retain, and reward a high-performance workforce in an extremely competitive recruitment and retention market to achieve our mission, vision, and goals. To nurture, grow, and treat our employees fairly is imbued in our culture, and we have invested in creating an exceptional work culture. Program highlights include:
•A total rewards package with competitive compensation and comprehensive benefits that we believe are among the best in our industry.
•A company-wide comprehensive wellness program that includes financial, physical and mental well-being.
•Frequent communications with employees through a variety of communication methods, including video and written communications, town hall meetings, employee surveys and our Company intranet.
Governance - Corporate Responsibility and Ethics
One of our core values is accountability, and we are committed to operating with truthfulness and transparency in accordance with the highest ethical and corporate governance standards. To this end, we maintain a Code of Business Conduct and Ethics and hold ourselves accountable to it in all we do. Our Code of Business Conduct and Ethics covers a variety of topics, including (i) complying with laws, rules, regulations and ethics, (ii) bribery and corruption, and (iii) conflicts of interest. All of our employees are provided with training and reference materials to reinforce this commitment to integrity and ethics in our business. In addition to our Code of Business Conduct and Ethics, our other policies are clearly defined and include guidance on topics including, but not limited to, our Corporate Governance Guidelines and our Insider Trading Policy.
Our Board of Directors, along with the Audit, Compensation and Nomination and Corporate Governance committees, conducts an annual governance review, which includes review, benchmarking and revision of our significant corporate and compensation policies. In addition to our Code of Business Conduct and Ethics mentioned above, these policies include, among others, our Corporate Governance Guidelines, and our Insider Trading Policy. This periodic review also encompasses the structure and governance of our Board of Directors. The Nomination and Corporate Governance Committee is responsible for overseeing this governance review process, and each committee evaluates policies within its purview and recommends changes to our Board of Directors.

Inovio Pharmaceuticals, Inc.	16	2023 Proxy Statement

Proposal One
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one Form 4 report was filed one day late by Dr. Sumner, our Chief Medical Officer, reporting his initial award of restricted stock units as a result of a delay in obtaining EDGAR filing codes from the SEC.

Inovio Pharmaceuticals, Inc.	17	2023 Proxy Statement

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of March 17, 2023 with respect to the beneficial ownership of our common stock by (i) each person known to us to be the beneficial owners of more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of common stock underlying options or RSUs held by that stockholder that are exercisable or issuable as the case may be, within 60 days of March 17, 2023 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each stockholder’s percentage of ownership in the following table is based upon 262,739,126 shares of common stock outstanding as of March 17, 2023.

Beneficial Owner of Shares of Common Stock(1)(2)	Number of Shares of Common Stock Beneficially Owned	Percent of Total Shares of Common Stock

5% Stockholders:
State Street Corporation (3)	31,472,352	12.0%
Blackrock, Inc. (4)	23,284,119	8.9%
The Vanguard Group, Inc. (5)	17,042,500	6.5%
Directors and Named Executive Officers:
Jacqueline E. Shea, Ph.D.(6)	910,492	*
Simon X. Benito(7)	237,605	*
Roger D. Dansey, M.D.(8)	99,500	*
Ann C. Miller, M.D.(9)	167,334	*
Jay P. Shepard(10)	146,821	*
David B. Weiner, Ph.D.(11)	1,543,424	*
Wendy L. Yarno(12)	187,453	*
Lota S. Zoth(13)	159,216	*
Peter D. Kies(14)	1,023,524	*
Laurent M. Humeau, Ph.D.(15)	738,962	*
All current executive officers and directors as a group (11 persons)(16)	5,282,456	2%
J. Joseph Kim, Ph.D. (17)	4,451,255	1.7%
* Less than 1%
1.This table is based upon information supplied by officers, directors and principal stockholders. Except as otherwise noted below, the address of each stockholder listed is in care of our principal executive offices at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462.

Inovio Pharmaceuticals, Inc.	18	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
2.Except as otherwise indicated in the footnotes of this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. Applicable percentages are based on 262,739,126 shares of common stock outstanding on March 17, 2023, adjusted as required by rules promulgated by the SEC.
3.This information has been obtained from a Schedule 13G/A filed on February 9, 2023 by State Street Corporation. The principal business address of State Street Corporation is State Street Financial Center 1 Lincoln Street Boston, MA 02111. State Street Corporation reported shared voting power with respect to 30,995,724 shares of common stock and shared dispositive power with respect to 31,472,352 shares of common stock.
4.This information has been obtained from a Schedule 13G/A filed on January 24, 2023 by BlackRock Inc. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
5.This information has been obtained from a Schedule 13G/A filed on February 9, 2023 by The Vanguard Group, Inc. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, PA 19355. The Vanguard Group, Inc. and affiliated persons reported shared voting power with respect to 155,931 shares of common stock and shared dispositive power with respect to 351,918 shares of common stock in addition to sole dispositive power with respect to 16,690,582 shares of common stock.
6.Includes 683,675 shares of common stock issuable pursuant to options exercisable and 66,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2023.
7.Includes 143,300 shares of common stock issuable pursuant to options exercisable and 19,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2023.
8.Consists of 68,500 shares of common stock issuable pursuant to options exercisable and 31,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2023.
9.Consists of 100,800 shares of common stock issuable pursuant to options exercisable and 19,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2023.
10.Includes 88,300 shares of common stock issuable pursuant to options exercisable and 19,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2023.
11.Includes 614,300 shares of common stock issuable pursuant to options exercisable and 19,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2023.
12.Includes 113,300 shares of common stock issuable pursuant to options exercisable and 19,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2023.
13.Includes 100,800 shares of common stock issuable pursuant to options exercisable and 19,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2023.
14.Includes 782,025 shares of common stock issuable pursuant to options exercisable within 60 days of March 17, 2023. Also includes 4,500 shares held by Mr. Kies’s spouse.
15.Includes 524,325 shares of common stock issuable pursuant to options exercisable within 60 days of March 17, 2023.
16.Includes 3,287,450 shares of common stock issuable pursuant to options exercisable and 211,000 shares of common stock underlying RSUs which will vest within 60 days of March 17, 2023.
17.This information has been obtained from a Form 4 filed by Dr. Kim on March 14, 2022, which was the last report filed by Dr. Kim prior to his separation in May 2022. The reported amount includes (a) 816,527 shares held by a family limited partnership over which Dr. Kim held voting and dispositive power, (b) 5,975 shares held by Dr. Kim’s spouse and (c) 100,871 shares held by Dr. Kim’s children. The reported amount also includes (d) 256,255 shares issued to Dr. Kim upon net settlement of RSUs in connection with his separation from our company and (e) 1,849,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 17, 2023.

Inovio Pharmaceuticals, Inc.	19	2023 Proxy Statement

EXECUTIVE OFFICERS
AND OTHER INFORMATION

Our Executive Officers
The following table sets forth information as to persons currently serving as our executive officers, including their ages as of March 28, 2023:

Name	Age	Position
Jacqueline E. Shea, Ph.D.	57	President, Chief Executive Officer and Director
Peter D. Kies	59	Chief Financial Officer
Laurent M. Humeau, Ph.D.	56	Chief Scientific Officer
Michael Sumner, M.D.	57	Chief Medical Officer
For biographical information regarding Dr. Shea, see “Proposal 1—Election of Directors.”

Peter D. Kies	Chief Financial Officer

Mr. Kies has served as our Chief Financial Officer since 2002. From 1996 until joining us, he served as Chief Financial Officer for Newgen Results Corporation, and prior to that served as Controller for Cytel Corporation and as an auditor for Ernst & Young LLP. Mr. Kies holds a B.S. in Business Administration from United States International University in San Diego, California.

Laurent M. Humeau, Ph.D.	Chief Scientific Officer

Dr. Humeau has served as our Chief Scientific Officer since March 2019, having previously served as our Vice President and then Senior Vice President of Research and Development beginning in January 2014. Prior to joining us, Dr. Humeau was Senior Director of Translational Research, Human Therapeutics Division for Intrexon Corporation and previously served in a variety of roles, including Chief Scientific Officer and Vice President of Research and Development, at VIRxSYS Corporation. Dr. Humeau performed his post-doctoral formation at the University of California, San Francisco. He holds a Ph.D., summa cum laude, from Denis Diderot University (Paris 7, France) and a M.S. degree in Biology from Pierre & Marie Curie University (Paris 6, France).

Inovio Pharmaceuticals, Inc.	20	2023 Proxy Statement

Executive Officers

Michael Sumner, M.D.	Chief Medical Officer

Dr. Sumner has served as our Chief Medical Officer since June 2022. From 2013 until joining us, he served as Chief Medical Officer of Orexo AB. He previously held numerous European- and US-based leadership roles at Novartis Pharmaceuticals, Aventis Behring, Novo Nordisk and Shire Pharmaceuticals. Dr. Sumner brings over 25 years of extensive pharmaceutical, medical and clinical experience driving numerous late-stage product approvals and supporting successful commercial products on a global basis across multiple therapeutic areas. Dr. Sumner received his medical degree from the University of London, is a member of the Royal College of Physicians, and holds a Master of Business Administration from Henley Management College, UK.

Family Relationships
No family relationships exist between any of our directors or executive officers.

Inovio Pharmaceuticals, Inc.	21	2023 Proxy Statement

EXECUTIVE COMPENSATION

Overview
We are a biotechnology company focused on rapidly bringing to market precisely designed DNA medicines to treat, cure, and protect people from diseases associated with human papillomavirus ("HPV"), cancer, and infectious diseases. The success of development companies is significantly influenced by the quality and motivation of their workforce. The core principle of our compensation for executive officers continues to be a strong pay-for-performance structure that ties a significant portion of each executive officer’s compensation to corporate performance. We seek to provide a competitive total compensation opportunity for our executive management team through a combination of base salary, cash incentive bonuses, long-term equity incentive compensation and benefit programs. Our pay-for-performance structure drives the amount of pay that is actually realized.
We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2022 executive compensation program for our named executive officers.
Our named executive officers (“NEOs”) for the year ended December 31, 2022 were as follows:

Name	Position
Jacqueline E. Shea, Ph.D. (1)	President, Chief Executive Officer and Director
Peter D. Kies	Chief Financial Officer
Laurent M. Humeau, Ph.D.	Chief Scientific Officer
J. Joseph Kim, Ph.D. (2)	Former President, Chief Executive Officer and Director
1.Dr. Shea was appointed President and Chief Executive Officer on May 10, 2022. Dr. Shea previously served as our Chief Operating Officer.
2. Dr. Kim resigned effective May 10, 2022.
2022 Business Highlights
Key 2022 Company highlights included:
•Conducted Phase 1/2 clinical trial of INO-3107 for the treatment of recurrent respiratory papillomatosis (RRP). Data from the first cohort of 21 patients was announced in the fourth quarter of 2022. The second cohort data from 11 patients was announced in the first quarter of 2023.
•Announced median overall survival results for INO-5401 + INO-9012 in combination with Libtayo® (cemiplimab) in patients with newly diagnosed GBM at ASCO annual meeting 2022.
•Completed Phase 1b trial of INO-4201 as a booster to an FDA-approved Ebola vaccine, Ervebo® with collaborators at the Hospital University of Geneva and GuardRx. Data was announced in the first quarter of 2023.
•Supported DARPA-funded Covid-19 dMAb trial in conjunction with collaborators at the Wistar Institute, University of Pennsylvania, Astra Zeneca, and Indiana University.
•Completed the development and manufacturing of the CELLETRA® 3PSP device, including the high-volume array production system enabling mass production.
•Extended cash runway and strengthened financial position through pipeline reprioritization, operational efficiency, and financial discipline.

Inovio Pharmaceuticals, Inc.	22	2023 Proxy Statement

Executive Compensation

Key Aspects of 2022 Executive Compensation: Strong Performance Orientation
Approximately 80% of our Chief Executive Officer’s target total compensation for the year ended December 31, 2022 was variable and at-risk. For 2022, the long-term incentive equity grant consisted of time-based RSUs, which vest ratably over three years, and stock options, of which 25% vest immediately and the remainder vests ratably over three years.
We place significant emphasis on variable, performance-based incentive compensation that focuses on our executives’ efforts to deliver both short-term and long-term goal achievement for our stockholders without encouraging excessive risk-taking. We accomplish this by placing a substantial portion of our executive officers’ total compensation “at-risk.” We consider compensation to be “at-risk” if it is subject to achievement of meaningful pre-set, objective goals, such as in our annual incentive program, or if it depends on the stock price, as in our long-term incentive program.
The graphics below illustrate the mix of fixed base salary, target annual incentive and long-term target incentive compensation for our current CEO* and other non-CEO NEOs for the year ended December 31, 2022 and the high proportion that is variable and at-risk.

*Dr. Kim is omitted from the target pay calculations because he resigned in May 2022.
The proportion of total compensation that was variable and at-risk enhanced the link between pay and performance for the CEO and other non-CEO NEOs and strengthened the alignment of the interests of these officers with those of the Company and its stockholders.
Annual Cash Incentive: Rigorous, Pre-Set Clinical, Regulatory and Corporate Goals, Strong Performance Achievement and Annual Incentive Plan Payouts Reflecting Pay for Performance Alignment
At the beginning of 2022, we established annual cash incentive plan goals that management and the Compensation Committee considered rigorous, aggressive and challenging, attainable only with strong performance, and that took into account relevant opportunities and risks.
As discussed below, the objective, measurable goals fell into five categories:
•Develop and prepare for commercialization: INO-4800 (COVID-19)
•Develop and prepare for commercialization: VGX-3100 (HPV-related diseases)
•Advance our oncology and orphan disease programs
•Advance our infectious disease programs (including MERS and Lassa)
•Other corporate objectives (including financing and business development)

Inovio Pharmaceuticals, Inc.	23	2023 Proxy Statement

Executive Compensation
The clinical and regulatory categories required enrollment, trials and other development activities for new product candidates. The corporate objectives involved raising capital and developing strategic plans.
The Compensation Committee set challenging targets and evaluated performance achievement relative to the goals. Based on achievement of the foregoing components, actual bonus payouts to our named executive officers for 2022 performance were at 80% of the targeted amounts. See “Executive Compensation Components and Narrative to Summary Compensation Table—
Performance-Based Annual Cash Incentive Compensation” for additional detail.
Peer Group: Assessed and Updated Peer Group to Reflect Then-Current Market Capitalization
Each year, the Compensation Committee reassesses the group of peer companies used as a reference point for evaluating executive compensation. In connection with determining the compensation of the CEO and other executive officers, the Compensation Committee conducted a review of our peer group to ensure its continued appropriateness.
In 2021, due to a significant increase in the market capitalization size of Inovio, the criteria for selecting peers for making 2022 compensation decisions were changed in the second half of 2021 to the following:

•Biotechnology and pharmaceutical companies;
•Companies primarily with product candidates in Phase 2 or Phase 3 clinical trials or NDA/newly marketed, with a preference towards immuno-oncology and oncology vaccine development;
•Market capitalization between $600 million and $5.0 billion; and
•Between 100-800 employees.

In August 2021, the Compensation Committee approved the following 21 companies to comprise the Company's peer group for 2022 compensation decisions:

Adaptimmune Therapeutics	ChemoCentryx	Iovance Biotherapeutics
Agenus	Cytokinetics	Karyopharm Therapeutics
Alector	Deciphera Pharmaceuticals	PureTech Health
Allakos	Epizyme	Replimune Group
Arcus Biosciences	FibroGen	Seres Therapeutics
Arena Pharmaceuticals	Forma Therapeutics	TG Therapeutics
Atara Biotherapeutics	Halozyme Therapeutics	Vir Biotechnology

Peer Group Statistics as of July 16, 2021	Market Capitalization (billions)
25th Percentile	$1.2
50th Percentile	$1.9
75th Percentile	$3.8
Inovio	$1.8
Percentile Rank	48%
Consistent with best practices for corporate governance, the Compensation Committee has committed to review the peer group annually. In addition to using data from this peer group, we use supplemental survey data to evaluate the market for competitive pay.

Inovio Pharmaceuticals, Inc.	24	2023 Proxy Statement

Executive Compensation
Our Compensation Committee does not benchmark compensation or make decisions with respect to compensation arrangements and amounts solely based on peer data, but refers to peer data to help ensure that target compensation amounts selected by the Compensation Committee do not materially deviate from market practices and that target amounts provide fair compensation given individual and company performance. In particular, the Compensation Committee requested data from Aon at the 25th percentile, median and 75th percentile of our peer group for base salary, target annual bonus, actual annual bonus, aggregate equity award value, total target compensation and total actual compensation. However, individual compensation decisions may deviate from the peer data, as our Compensation Committee discussed the peer data and made the 2022 compensation decisions in the context of the factors discussed below under the section titled “Compensation Components."
Our Executive Compensation Program
Program Objectives
We design our executive compensation program to achieve the following objectives:
•Motivate and reward executives whose knowledge, skills and performance are essential to our success;
•Align the performance of our executives and the interests of our stockholders;
•Recruit and retain executive talent; and
•Support the corporate business strategy and business plan by rewarding achievement based on our expectations for results and attainment of short-term and long-term goals by our executives.

2022 Say-on-Pay Vote
At our annual meeting of stockholders in 2022, approximately 79% of the votes cast on the say-on-pay proposal supported the proposal. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

Stockholder Engagement
While the Compensation Committee views the vote results of the 2022 say-on-pay vote as indicative of support, the Committee also recognized that a minority of stockholders were expressing concern with their votes. Therefore, the Compensation Committee implemented a campaign to engage with stockholders and determine their concerns and how they might be addressed. Following the 2022 annual meeting of stockholders, the Compensation Committee authorized members of our management team to reach out to stockholders. In total, we reached out to 22 stockholders holding approximately 40% of our shares outstanding. We received responses from six stockholders, holding approximately 25% of our shares outstanding and engaged with two of these stockholders together holding approximately 10% of our shares outstanding.
Through these engagements, the stockholders expressed broad support for our compensation program and corporate governance. Each stockholder expressed a preference that the Compensation Committee implement equity awards tied to multi-year, rigorous performance metrics, with one stockholder expressing a specific preference for relative performance metrics in long-term incentives. While the Compensation Committee believes that an equity incentive focused on inherently performance-based stock options with moderate use of time-based RSUs is appropriate for our restructuring and growth strategy, the Committee is continually evaluating equity grant practices to determine if the use of performance metric linked RSUs would be appropriate for our corporate strategy.
Our Compensation Committee has considered the results of the advisory vote in the context of our overall compensation philosophy, policies and decisions, as well as the relatively low stockholder interest in engaging with the company to express specific concerns about our compensation program. Our Compensation Committee believes that the 2022 say-on-pay vote endorsed our compensation philosophy and the decisions we made for 2021 and, therefore, the Committee generally maintained a consistent course for the 2022 compensation for our named executive officers.

Inovio Pharmaceuticals, Inc.	25	2023 Proxy Statement

Executive Compensation
Compensation Process
Role of the Compensation Committee
The Compensation Committee of our Board has the primary responsibility for determining compensation of our executives. Our Board has determined that each member of our Compensation Committee is “independent” as that term is defined by applicable Nasdaq rules and is a “non-employee” director as defined under Section 16 of the Exchange Act.
Our Compensation Committee determines all compensation matters for our named executive officers (excluding our CEO), including base salary, bonuses, and equity compensation. Utilizing input from our Chief Executive Officer as well as that of independent compensation consultants as needed, the Compensation Committee makes an independent decision on compensation for each executive. The Compensation Committee also oversees the Chief Executive Officer and other senior officers in making compensation determinations of our non-executive staff. The Compensation Committee assesses performance on a number of subjective and objective factors, including the achievement of company and individual performance goals.
The Compensation Committee conducts an annual review of the Chief Executive Officer’s performance and reports its evaluation to the Board. The Board reviews the Compensation Committee’s evaluation and recommendation and also evaluates the Chief Executive Officer’s performance according to the goals and objectives established periodically by the full Board. This review serves as the basis for the recommendation of the Compensation Committee on Chief Executive Officer compensation. The Chief Executive Officer does not play any role with respect to any matter affecting her own compensation and is not present when the Compensation Committee discusses and formulates the compensation recommendation.
Role of the Independent Compensation Consultant
The Compensation Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties.
The Compensation Committee has the authority to engage advisers to assist the committee in carrying out its duties. The Compensation Committee has engaged the Human Capital Solutions practice of Aon, a division of Aon plc (“Aon”), an independent compensation consultant, to provide information on compensation trends and practices and to assist in evaluating our executive compensation policy and programs. The Compensation Committee engaged Aon in 2022 for compensation consulting services. To facilitate the Compensation Committee’s review and decision making for the overall compensation strategy, Aon provided the Compensation Committee with a peer group proxy study, general biopharma industry market data, benchmarks and recommendations for equity awards for executives. Aon does not provide services to our management without the Compensation Committee’s approval, but has been directed by the Compensation Committee to work in cooperation with management as necessary to gather information to carry out its obligation to the Compensation Committee. The Compensation Committee has assessed the independence of Aon pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Aon from serving as an independent consultant to the Compensation Committee.

While the Compensation Committee took into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions about compensation matters.
Role of the Chief Executive Officer
The Compensation Committee works with our Chief Executive Officer to set the target total direct compensation of each of our named executive officers other than our Chief Executive Officer. As part of this process, our Chief Executive Officer evaluates each named executive officer, determines her recommendations about the target compensation of each named executive officer and delivers her evaluations and compensation recommendations to the Compensation Committee.
Taking into account the Chief Executive Officer’s evaluations and recommendations and other information it deems relevant, such as our achievement of corporate goals, the executive officer’s achievement of individual goals, responsibilities and experience, as well as the compensation philosophy described above and with reference to the peer group data, the Compensation Committee sets the target total direct compensation of our named executive officers. The Compensation Committee sets the compensation for our Chief Executive Officer and each of our named executive officers.

Inovio Pharmaceuticals, Inc.	26	2023 Proxy Statement

Executive Compensation
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for 2022 and 2021.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan ($)(4)	All Other Compensation ($)(5)	Total ($)

Jacqueline E. Shea, Ph.D. President and Chief Executive Officer(6)	2022	729,758	1,171,474	1,268,362	336,000	13,524	3,519,118
	2021	467,585	750,726	860,581	218,442	12,823	2,310,157
Peter D. Kies Chief Financial Officer	2022	518,552	463,358	466,386	155,940	14,232	1,618,468
	2021	496,168	750,726	860,581	178,960	11,382	2,297,817
Laurent M. Humeau, Ph.D. Chief Scientific Officer	2022	508,314	446,936	449,936	152,275	13,000	1,570,461
	2021	484,508	750,726	860,581	174,754	13,000	2,283,569
J. Joseph Kim, Ph.D. Former President and Chief Executive Officer(7)	2022	523,714	2,979,264	4,262,438	—	2,706,881	10,472,297
	2021	844,056	2,289,930	2,625,258	451,356	13,000	6,223,600
1.Salary includes contributions made by the employee to our 401(k) plan and payouts of accrued but unused vacation time.
2.Represents the grant date fair values of RSUs computed in accordance with FASB ASC Topic 718. See Note 10, “Stockholders' Equity”, to our audited consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K, for the assumptions made in determining stock compensation values. For Dr. Kim, the amount reported for 2022 includes $1,470,694 of incremental value related to the modification of his unvested RSUs upon his separation in May 2022. In May 2022, one-half of Dr. Kim's outstanding RSUs were settled in 372,710 shares of our common stock, and one-half were settled for $928,048 in cash.
3.Represents the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. See Note 10, “Stockholders' Equity”, to our audited consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K, for the assumptions made in determining stock compensation values. For Dr. Kim, the amount reported for 2022 includes $2,744,023 of incremental value related to the modification of his outstanding stock options upon his separation in May 2022.
4.The amounts in this column reflect cash incentive bonuses earned during the respective year and paid during the first quarter of the following year. See the discussion below under "Executive Compensation Components and Narrative to Summary Compensation Table - Performance-Based Annual Cash Incentive Compensation”, for additional information regarding bonus payouts earned for 2022. Due to his resignation in May 2022, Dr. Kim was not eligible for a cash incentive bonus for 2022.
5.Represents company 401(k) match amounts for the indicated year and, for Dr. Kim only, the reported amount for 2022 also includes (a) $2,430,148 in cash severance, all of which was paid during the year ended December 31, 2022, (b) COBRA subsidy payments of $93,914, which amount is being paid in installments through May 2024, (c) consulting payments of $100,000 earned during the year ended December 31, 2022 for advisory services provided to us following his separation, (d) $58,000 in executive coaching services provided to Dr. Kim at our expense and (e) $11,319 in reimbursement of Dr. Kim's legal expenses incurred in connection with the negotiation of terms of his separation from the Company.
6.On May 10, 2022, Dr. Shea was appointed as our President and Chief Executive Officer. Previously she served as our Chief Operating Officer during the years indicated.
7.On May 9, 2022, Dr. Kim resigned from his position as our President and Chief Executive Officer, effective May 10, 2022. Upon such date, his service as an executive officer of the Company ceased.
Executive Compensation Components and Narrative to Summary Compensation Table
Our executive compensation primarily consists of base salary, performance-based annual cash incentive compensation and long-term equity-based compensation. We place significant emphasis on performance-based incentive compensation that focuses on our executives’ efforts to deliver both short-term and long-term goal achievement for our stockholders without encouraging excessive risk taking.

Inovio Pharmaceuticals, Inc.	27	2023 Proxy Statement

Executive Compensation
The factors our Compensation Committee considered for each of our executives in 2022 included:
•Overall corporate performance during 2022 as measured against predetermined performance goals;
•The roles and responsibilities of our executives in executing the corporate goals;
•Our executives’ performance during 2022 in general and as measured against predetermined performance goals;
•The individual experience and skills of our executives;
•Any contractual commitments we have made to our executives regarding compensation; and
•Compensation paid by similar companies to their executives with similar roles and responsibilities.
Base Salary
Base salaries of executive officers are reviewed and approved annually by our Compensation Committee and adjustments are made based on (i) salary recommendations from our Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) our financial results for the previous year, and (iv) our financial condition. Our Chief Executive Officer does not make recommendations regarding her own compensation. In addition, in establishing the total compensation package for our Chief Executive Officer, the Compensation Committee pursues the same objectives and policies that apply for our other executive officers.
Base salary reflects job responsibilities, value to us and individual performance, taking into consideration the need to attract and retain our executives. We determine salaries for our named executive officers initially by reference to each executive’s employment agreement, which we describe below. The Compensation Committee determines any increase over these salaries based upon recommendations of our Chief Executive Officer and other factors, except in the case of the Chief Executive Officer’s own compensation. The Compensation Committee generally reviews base salaries of our executives annually and adjusts salaries from time to time to realign salaries with market levels, individual performance and the performance of the Company.
Achievement of individual and corporate accomplishments along with the executive officer’s level of responsibility, competitive factors and our internal policies regarding salary increases were considered regarding 2022 salary increases.
Annual base salaries for each of our named executive officers for 2021 and 2022 were as follows:

Name	2021 Salary ($)	2022 Salary ($)	Increase (%)

Jacqueline E. Shea, Ph.D.	453,200	700,000	54%
Peter D. Kies	464,108	487,314	5%
Laurent M. Humeau, Ph.D.	453,200	475,860	5%
J. Joseph Kim, Ph.D.	720,326	745,537	3%

Dr. Shea was appointed President and Chief Executive Officer in May 2022. As of that date she received a salary increase to $700,000 in connection with her new position. Salary increases for our Chief Financial Officer and Chief Scientific Officer were 5% and for our former Chief Executive Officer was 3% for 2022. Increases were given in order for the adjusted base salaries to be at approximately the 50th percentile within our peer group for those executives.
Performance-Based Annual Cash Incentive Compensation
We provide for an annual cash incentive that reinforces our pay-for-performance approach. This incentive compensation is a short-term incentive program that rewards achievement of annual goals and objectives. At the end of each calendar year, annual incentive awards are awarded at the sole determination of the Compensation Committee (on behalf of the Board) based on the actual and measurable performance of the Company based on a set of predetermined corporate objectives established and communicated to executives at the beginning of the previous year.

Inovio Pharmaceuticals, Inc.	28	2023 Proxy Statement

Executive Compensation
Each year, the Chief Executive Officer provides company goals to the Board for review and the Board reviews and approves the goals and assigns weightings. The weightings for each goal vary year to year depending on the importance of the goal for a particular year. At the end of the year, the Compensation Committee determines an overall corporate performance score that is then multiplied by each executive’s target bonus, which is expressed as a percentage of base salary.
For 2022, the target bonus percentages were 60% for our Chief Executive Officer and 40% for our other named executive officers, consistent with our philosophy that a significant portion of each executive’s total target compensation should be performance-based, and reflected the Compensation Committee’s review of internal pay equity.
The corporate goals for 2022 were similar to those in 2021, focusing on the clinical and preclinical development of our product candidates, as well as other strategic goals such as fundraising and business development. The 2022 corporate performance score was the sum of the achievement levels of the following corporate objectives, as further described below:

2022 Corporate Objectives	Target Weighting (%)	Actual Achievement (%)
Develop and prepare for commercialization: INO-4800 (COVID-19)	50	35
Develop and prepare for commercialization: VGX-3100 (HPV-related diseases)	15	13
Advance our oncology and orphan disease programs	14	13
Advance our infectious disease programs (including MERS and Lassa)	6	4
Other corporate objectives (including financing and business development)	15	15
Total	100	80

The target weightings set forth in the table above were comprised of the following components:
COVID-19 Vaccine Candidates:
•12% for the global Phase 3 INNOVATE trial for INO-4800 with modified primary endpoint of severe disease prevention;
•12% for conducting INO-4800 Heterologous boost clinical trial;
•3% for conducting INO-4800 + IL-12 dose finding trial;
•7% for commercial sales objectives;
•7% for manufacturing of DNA plasmids, devices and arrays to deliver INO-4800; and
•9% for establishing a Company-wide commercial ready infrastructure and product launch readiness for INO-4800 and for other Phase 3 programs.
VGX-3100:
•10% for conducting Cervical HSIL REVEAL 2 Phase 3 clinical trial including top line primary efficacy data readout; and
•5% for completing Biomarker Assay conversion to Verification (cGMP) level assay and conducting retrospective REVEAL1 sample analyses.
Advancing Oncology and Orphan Disease Programs:
•6% for conducting RRP-001 for INO-3107 Phase 1/ 2 trial (Part A) including completing immunogenicity, efficacy and one year safety follow-up; and
•8% for advancing Phase 3 RRP-301 trial for INO-3107.
Advancing Infectious Disease Programs:
•4% in the aggregate based on enrollment and numbers of patients dosed in our Lassa fever and MERS trials; and
•2% for supporting advancement of externally funded clinical programs.

Inovio Pharmaceuticals, Inc.	29	2023 Proxy Statement

Executive Compensation
Additional Corporate Objective:
•10% to maintain a strong balance sheet via a combination of new funding and control of expenses to end the year with no less than 1.5 years cash runway based on the current approved budget.
•5% to attract top talent to fill open positions, reward performance with focused pay equity analysis, develop key leadership skills required to support evolving business objectives, and maintain strong diversity representation.

For each corporate objective described above, partial credit could be given by the Compensation Committee based on the actual level of achievement. In the event that achievement of a predetermined stretch goal within the objectives described above was achieved, the Compensation Committee could give up to 50% extra credit for that objective.
At the time the Compensation Committee set our goals for 2022, the Compensation Committee believed that each of the corporate objectives were achievable at the target level, but only with significant effort.
Dr. Kim, our former Chief Executive Officer, was not eligible for a bonus for 2022 as his employment with us ceased on May 10, 2022. The actual payouts to each named executive officer for 2022 performance are set forth below and in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Name	Base Salary ($) (1)	Target Opportunity (%)	Target Opportunity ($)	Weighted Performance Payout Percentage (%)	Total Payout ($)

Jacqueline E. Shea, Ph.D.	700,000	60	420,000	80	336,000
Peter D. Kies	487,314	40	194,926	80	155,940
Laurent M. Humeau, Ph.D.	475,860	40	190,344	80	152,275
J. Joseph Kim, Ph.D.	745,537	65	484,599	N/A	N/A
1.Amounts shown in this table are salary only, while amounts shown in the salary column of the Summary Compensation Table include payouts of accrued but unused vacation time.
Long-Term Equity-Based Incentive Compensation
The Compensation Committee structured the 2022 mix of equity vehicles and the relative weight assigned to each to motivate stock price appreciation over the long term through a combination of stock options, which deliver value only if the stock price increases, and RSUs, which are complementary because they have upside potential but deliver some value even if the stock price does not increase, and they also encourage ownership and retention while aligning executive officers’ interests with those of our stockholders.

Our Compensation Committee receives preliminary recommendations for equity-based awards from our Chief Executive Officer. Our Compensation Committee then reviews the market-based recommendations based on our peer group and recommends equity-based awards for all of our officers, including our Chief Executive Officer and the other named executive officers, to our Board for approval.
Long-term equity-based incentive grant values are targeted to be at the market 50th percentiles in aggregate based on the companies in our peer group. This target remained flat year-over-year. The Compensation Committee aims to balance the responsible use of shares with its goals of alignment with stockholders and executive retention, and to do so in 2022 granted a blend of stock options and RSUs. The Compensation Committee considers and evaluates the appropriate mix of equity vehicles each year, taking into consideration these various factors.
For 2022, the mix of equity grant value was approximately 57% in the form of stock options and 43% in the form of RSUs. The number of stock options and RSUs granted by the Compensation Committee during 2022 were as follows:

Inovio Pharmaceuticals, Inc.	30	2023 Proxy Statement

Executive Compensation

Name	Grant Date Fair Value of Stock Options ($)	Stock Options Granted (#)(1)	Grant Date Fair Value of RSUs ($)	RSUs Granted (#)(2)

Jacqueline E. Shea, Ph.D.	1,268,362	591,700	1,171,474	408,700
Peter D. Kies	466,386	192,800	463,358	143,900
Laurent M. Humeau, Ph.D.	449,936	186,000	446,936	138,800
J. Joseph Kim, Ph.D.	1,518,415	627,700	1,508,570	468,500
1.We granted stock options to all of the named executive officers on February 26, 2022, including Dr. Shea, who was then serving as our Chief Operating Officer. Each of the stock option awards granted in February 2022 has an exercise price of $3.22. With respect to Dr. Shea, on May 10, 2022, we granted her additional stock options to purchase 309,400 shares of our common stock at an exercise price of $2.49 per share in connection with her promotion and appointment as Chief Executive Officer. All of the stock options granted in 2022 vest in four equal installments, with 25% vesting immediately on the grant date and 25% vesting on each anniversary of the grant date thereafter.
2.We granted RSUs to all of the named executive officers, including Dr. Shea, on February 26, 2022. With respect to Dr. Shea, on May 10, 2022, we granted her 198,000 RSUs additional with a grant date fair value of $2.49 per share. The grant date fair value of the RSUs shown in the table reflect the closing price on the date of grant. All of the RSUs granted in 2022 vest in three equal annual installments beginning on the first anniversary of the grant date.
Other Aspects of Our Compensation Program
Severance and Change in Control Benefits
All of our named executive officers are eligible for certain severance benefits upon a qualifying termination under the terms of their employment agreements. Our Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives. Additionally, our Compensation Committee believes that providing enhanced severance benefits to our Chief Executive Officer and Chief Financial Officer upon a qualifying termination in connection with a change in control minimizes the distractions to these executives in connection with a corporate transaction and reduces the risk that our Chief Executive Officer and Chief Financial Officer depart our company before a transaction is completed. We believe that the severance benefits allow our Chief Executive Officer and Chief Financial Officer to focus on continuing normal business operations and, in the case of change in control severance benefits, the success of a potential business combination, rather than worry about how business decisions that may be in our best interest and the interests of our stockholders will impact their own financial security. These existing arrangements help ensure stability, and will help enable our Chief Executive Officer and Chief Financial Officer to maintain a balanced perspective in making overall business decisions during periods of uncertainty. Our Compensation Committee periodically reviews the severance payments and benefits that we provide, including by reference to market data, to ensure they remain appropriately structured and at reasonable levels. A more detailed description of the severance and change in control payments and benefits is provided below with the summary of each named executive officer’s employment agreement.
Perquisites
We do not provide our named executive officers with any perquisites that we do not provide to all of our other employees.
Recoupment Policy
In order to align further management’s interests with the interests of our stockholders and to support good corporate governance practices, our Corporate Governance Guidelines provide that, subject to rules of the SEC and the exchange on which our common stock is traded, in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws, we shall recover from any current or former executive officer, as determined in accordance with such rules, who received cash and equity-based compensation (including stock options awarded as compensation) during the three-year period preceding the date on which we are required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement and any respective profits that officer has realized from the sale of our securities during the 12-month period preceding the date on which we are required to prepare an accounting restatement.

Inovio Pharmaceuticals, Inc.	31	2023 Proxy Statement

Executive Compensation
Stock Ownership Guidelines and Policies
In March 2019, our Compensation Committee adopted stock ownership guidelines for our directors and officers. Our Compensation Committee, in consultation with Aon, determined that stock ownership guidelines are common among large public companies and are increasing in prevalence among mid-sized and smaller companies. The Compensation Committee also determined that stock ownership guidelines help align the interests of our executives with those of our stockholders and may act as a risk mitigation device.
The stock ownership guidelines are based on a multiple of base salary or annual cash retainer, as follows:

Position	Ownership Guideline
Chief Executive Officer	3 times annual base salary
Other Executive Officers	1 times annual base salary
Non-Employee Director	3 times annual base cash retainer (not including amounts received for service on Board committees)
For purposes of these guidelines, “ownership” includes: (1) shares owned directly by the individual (or jointly with the individual’s spouse) and by members of the individual’s immediate family; (2) shares held in trust for the benefit of the individual and/or his or her immediate family members residing in the same household; (3) shares subject to outstanding stock options held by the individual (but only to the extent vested and with an exercise price less than the average of the daily closing sales price of our common stock for the last 90 trading days of the immediately preceding calendar year; and (4) 50% of the shares subject to unvested RSUs held by the individual.
Our executive officers and directors have until the later of December 31st of the year in which the officer or director achieves his or her fifth year of service as an officer or director, and December 31st of the fifth year following the year in which the individual becomes subject to the ownership guidelines to comply with the guidelines.
Policy Regarding Hedging and Pledging of Our Common Stock
In addition to our stock ownership guidelines, our executive officers and directors are also subject to our Amended and Restated Code of Business Conduct and Ethics, which prohibits all employees and directors from purchasing financial instruments designed to hedge or offset any decrease in the market value of the Company’s common stock or engage in any transaction that would have the effect of reducing or eliminating the economic risk of holding the Company’s common stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds). Our executive officers and directors are also subject to our Insider Trading Policy, which prohibits all employees and directors from engaging in short-term or speculative transactions in the Company’s securities, including pledging and purchasing Company securities on margin.

Inovio Pharmaceuticals, Inc.	32	2023 Proxy Statement

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The following tables set forth certain information with respect to outstanding equity awards held by the named executive officers at December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Jacqueline E. Shea, Ph.D.	100,000	—	3.62	3/25/2029
					59,737	(3)	93,190
	52,417	52,416	11.10	2/26/2031	45,088	(4)	70,337
	70,575	211,725	3.22	2/26/2032	210,700	(5)	328,692
	77,350	232,050	2.49	5/10/2032	198,000	(6)	308,880
Peter D. Kies	20,000	—	2.16	3/14/2023
	37,500	—	12.92	3/26/2024
	38,750	—	8.80	5/22/2024
	60,000	—	7.56	3/5/2025
	67,500	—	7.02	3/9/2026
	100,000	—	6.68	3/10/2027
	126,500	—	4.29	3/5/2028
	100,500	—	3.34	3/8/2029
					59,737	(3)	93,190
	52,417	52,416	11.10	2/26/2031	45,088	(4)	70,337
	48,200	144,600	3.22	2/26/2032	143,900	(5)	224,484
Laurent M. Humeau, Ph.D.	20,000	—	10.00	1/6/2024
	25,000	—	7.56	3/5/2025
	18,000	—	7.02	3/9/2026
	13,750	—	6.68	3/10/2027
	126,500	—	4.29	3/5/2028
	93,200	—	3.34	3/8/2029
					59,737	(3)	93,190
	52,417	52,416	11.10	2/26/2031	45,088	(4)	70,337
	46,500	139,500	3.22	2/26/2032	138,800	(5)	216,528
J. Joseph Kim, Ph.D.	75,000	—	12.92	3/26/2024
	50,000	—	8.80	5/22/2024
	85,000	—	7.56	3/5/2025
	40,000	—	8.01	5/8/2025
	172,000	—	7.02	3/9/2026
	43,150	—	6.68	3/10/2027
	156,925	470,775	3.22	5/10/2027
	298,100	—	3.34	5/10/2027
	138,250		4.29	5/10/2027
	159,900	159,900	11.10	5/10/2027
1.These stock option awards vest 25% immediately on the date of grant and 25% on each of the first, second and third anniversaries thereafter. The option expiration date as reflected in the table is the tenth anniversary of the grant date.

Inovio Pharmaceuticals, Inc.	33	2023 Proxy Statement

Executive Compensation
2.The market value of RSUs is based on $1.56 per share, the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2022.
3.These RSUs vested in full on March 11, 2023.
4.These RSUs vested as to one-half of the shares on February 26, 2023 and the remainder will vest on February 26, 2024.
5.These RSUs vested as to one-third of the shares on February 26, 2023, and the remainder will vest in two equal installments on February 26, 2024 and February 26, 2025.
6.These RSUs will vest in three equal installments on May 10, 2023, May 10, 2024 and May 10, 2025.
Employment Agreement with Jacqueline E. Shea, Ph.D.
We entered into an employment agreement with Dr. Shea pursuant to which she serves as our Chief Executive Officer and previously served as Chief Operating Officer and Executive Vice President. The employment agreement provides an annual base salary, subject to upward adjustment yearly by our Board or its Compensation Committee. Dr. Shea's base salary as of March 1, 2023 is $728,000. Under the employment agreement, Dr. Shea is eligible to receive an incentive cash bonus up to the amount, based upon the criteria and payable at such times as determined by our Board or its Compensation Committee. Dr. Shea's current target bonus is 60% of her base salary. Dr. Shea is also entitled to participate in such employee benefit plans and programs and is entitled to such other fringe benefits, as are from time to time adopted by our Board or its Compensation Committee and made available by us generally to employees of similar position, and shall be eligible for such awards and benefits, if any, pursuant to our plans and programs as determined by our Board or its Compensation Committee.
If Dr. Shea's employment is terminated by reason of death or total disability, we will pay Dr. Shea or her estate or representative, as applicable, any unpaid portion of her base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under any of our plans and programs in which Dr. Shea is then participating, and, in the case of total disability, a continuation of medical benefits for up to 60 days and COBRA premiums for 18 months thereafter. In the case of total disability, Dr. Shea will also receive a lump-sum payment equal to 18 months of her aggregate base salary then in effect.
If we terminate Dr. Shea's employment for cause, as defined in the agreement, we will pay her any unpaid portion of her base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses and all other accrued but unpaid rights as determined under our plans and programs in which she is then participating.
If we terminate Dr. Shea's employment other than on account of death, total disability or cause, or Dr. Shea terminates her employment for good reason, as defined in the agreement, on 30 days’ prior written notice, we will pay her any unpaid portion of her base salary computed on a pro-rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under our plans and programs in which Dr. Shea is then participating, a severance payment in the amount of 18 months of base salary and COBRA payments for 18 months following the effective date of termination. The employment agreement requires that Dr. Shea enter into an agreement containing certain non-competition and non-disclosure covenants.
Employment Agreement with Peter D. Kies
We have entered into an employment agreement with Mr. Kies pursuant to which he serves as Chief Financial Officer. The employment agreement provides an annual base salary, subject to upward adjustment yearly by our Board or its Compensation Committee. Mr. Kies’ base salary as of March 1, 2023 is $506,806. Under the employment agreement, Mr. Kies is eligible to receive an incentive cash bonus up to the amount, based upon the criteria and payable at such times as determined by our Board or its Compensation Committee. Mr. Kies’ current target bonus is 40% of his base salary. Mr. Kies is also entitled to participate in such employee benefit plans and programs and is entitled to such other fringe benefits, as are from time to time adopted by our Board or its Compensation Committee and made available by us generally to employees of similar position, and shall be eligible for such awards and benefits, if any, pursuant to our plans and programs as determined by our Board or its Compensation Committee.
If Mr. Kies’ employment is terminated by reason of death or total disability, we will pay Mr. Kies or his estate or representative, as applicable, any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under any of our plans and programs in which Mr. Kies is then participating, and, in the case of total disability, a continuation of medical benefits for up to 60 days and COBRA premiums for six

Inovio Pharmaceuticals, Inc.	34	2023 Proxy Statement

Executive Compensation
months thereafter. In the case of total disability, Mr. Kies will also receive a lump-sum payment equal to six months of his aggregate base salary then in effect.
If we terminate Mr. Kies’ employment for cause, as defined in the agreement, we will pay him any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses and all other accrued but unpaid rights as determined under our plans and programs in which he is then participating.
If we terminate Mr. Kies’ employment other than on account of death, total disability or cause, or Mr. Kies terminates his employment for good reason, as defined in the agreement, on 30 days’ prior written notice, we will pay him any unpaid portion of his base salary computed on a pro-rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under our plans and programs in which Mr. Kies is then participating, a severance payment in the amount of 12 months of base salary and COBRA payments for 12 months following the effective date of termination. The employment agreement requires that Mr. Kies enter into an agreement containing certain non-competition and non-disclosure covenants.
If Mr. Kies is terminated as a result of change in control, Mr. Kies is entitled to receive payments due to him under the conditions of termination without cause as outlined above and a lump-sum cash severance payment equal to his then-current monthly base salary and the pro rata bonus amount multiplied by 12 but discounted to present value based on applicable federal rate under the Internal Revenue Code.
Employment Agreement with Laurent M. Humeau, Ph.D.
We entered into an employment agreement with Dr. Humeau pursuant to which he has served as Chief Scientific Officer and Executive Vice President since March 2019. The employment agreement provides an annual base salary, subject to upward adjustment yearly by our Board or its Compensation Committee. Dr. Humeau's base salary as of March 1, 2023 is $494,894. Under the employment agreement, Dr. Humeau is eligible to receive an incentive cash bonus up to the amount, based upon the criteria and payable at such times as determined by our Board or its Compensation Committee. Dr. Humeau's current target bonus is 40% of his base salary. Dr. Humeau is also entitled to participate in such employee benefit plans and programs and is entitled to such other fringe benefits, as are from time to time adopted by our Board or its Compensation Committee and made available by us generally to employees of similar position, and shall be eligible for such awards and benefits, if any, pursuant to our plans and programs as determined by our Board or its Compensation Committee.
If Dr. Humeau's employment is terminated by reason of death or total disability, we will pay Dr. Humeau or his estate or representative, as applicable, any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under any of our plans and programs in which Dr. Humeau is then participating, and, in the case of total disability, a continuation of medical benefits for up to 60 days and COBRA premiums for twelve months thereafter. In the case of total disability, Dr. Humeau will also receive a lump-sum payment equal to twelve months of his aggregate base salary then in effect.
If we terminate Dr. Humeau's employment for cause, as defined in the agreement, we will pay him any unpaid portion of his base salary computed on a pro rata basis through the date of termination, any unreimbursed expenses and all other accrued but unpaid rights as determined under our plans and programs in which he is then participating.
If we terminate Dr. Humeau's employment other than on account of death, total disability or cause, or Dr. Humeau terminates his employment for good reason, as defined in the agreement, on 30 days’ prior written notice, we will pay him any unpaid portion of his base salary computed on a pro-rata basis through the date of termination, any unreimbursed expenses, all other accrued but unpaid rights as determined under our plans and programs in which Dr. Humeau is then participating, a severance payment in the amount of 12 months of base salary and COBRA payments for 12 months following the effective date of termination. The employment agreement requires that Dr. Humeau enter into an agreement containing certain non-competition and non-disclosure covenants.

Inovio Pharmaceuticals, Inc.	35	2023 Proxy Statement

Executive Compensation
Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for J. Joseph Kim Ph.D.¹ ($)	Summary Compensation Table Total for Jacqueline E. Shea, Ph.D.[1] ($)	Compensation Actually Paid to J. Joseph Kim Ph.D.²˒³ ($)	Compensation Actually Paid to Jacqueline E. Shea, Ph.D.[2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs [2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]	Net Income ($ Millions)
							TSR ($)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(h)

2022	10,472,297	3,519,118	3,423,566	1,791,933	1,594,465	433,726	17.63	(280)
2021	6,223,600	—	2,515,889	—	2,297,181	974,990	56.38	(304)
1.Dr. Kim was our PEO from 2021 through May 2022. Dr. Shea. was our PEO for the remainder of 2022. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022
Jacqueline E. Shea, Ph.D.	Peter D. Kies
Peter D. Kies	Laurent M. Humeau, Ph.D.
Laurent M. Humeau, Ph.D.
2.The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for J. Joseph Kim Ph.D. ($)	Exclusion of Stock Awards and Option Awards for J. Joseph Kim Ph.D. ($)	Inclusion of Equity Values for J. Joseph Kim Ph.D. ($)	Compensation Actually Paid to J. Joseph Kim Ph.D. ($)

2022	10,472,297	(7,241,702)	192,971	3,423,566
2021	6,223,600	(4,915,188)	1,207,477	2,515,889

Year	Summary Compensation Table Total for Jacqueline E. Shea, Ph.D. ($)	Exclusion of Stock Awards and Option Awards for Jacqueline E. Shea, Ph.D. ($)	Inclusion of Equity Values for Jacqueline E. Shea, Ph.D. ($)	Compensation Actually Paid to Jacqueline E. Shea, Ph.D. ($)

2022	3,519,118	(2,439,836)	712,651	1,791,933

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2022	1,594,465	(913,308)	(247,431)	433,726
2021	2,297,181	(1,611,307)	289,116	974,990

Inovio Pharmaceuticals, Inc.	36	2023 Proxy Statement

Executive Compensation
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for J. Joseph Kim Ph.D. ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for J. Joseph Kim Ph.D. ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for J. Joseph Kim Ph.D. ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for J. Joseph Kim Ph.D. ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for J. Joseph Kim Ph.D. ($)	Total - Inclusion of Equity Values for J. Joseph Kim Ph.D. ($)

2022	470,156	(426,352)	1,538,977	(1,389,810)	—	192,971
2021	1,842,508	(1,582,160)	641,032	306,097	—	1,207,477

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Jacqueline E. Shea, Ph.D. ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Jacqueline E. Shea, Ph.D. ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Jacqueline E. Shea, Ph.D. ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Jacqueline E. Shea, Ph.D. ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Jacqueline E. Shea, Ph.D. ($)	Total - Inclusion of Equity Values for Jacqueline E. Shea, Ph.D. ($)

2022	1,152,757	(489,895)	311,544	(261,755)	—	712,651

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2022	382,936	(489,895)	112,370	(252,842)	—	(247,431)
2021	604,018	(650,063)	210,142	125,019	—	289,116
4.Assumes $100 was invested in common stock of the Company for the period starting December 31, 2020, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

Inovio Pharmaceuticals, Inc.	37	2023 Proxy Statement

Executive Compensation
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
Compensation Actually Paid ($ Millions)
$120
$100
$80
$60
$40
$20
$0
Company TSR (FYE 2020 Indexed to $100)
100.00
2.5
56.38
1.0
3.4
1.8
17.63
0.4
2020
2021
2022
Fiscal Year
J. Joseph Kim, Ph.D. Compensation Actually Paid
Jacqueline E. Shea, Ph.D. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Inovio Pharmacueticals, Inc. TSR

Inovio Pharmaceuticals, Inc.	38	2023 Proxy Statement

Executive Compensation
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Loss
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Loss during the two most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Loss
Compensation Actually Paid ($ Millions)
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
Net Loss ($ Millions)
-265
-270
-275
-280
-285
-290
-295
-300
-305
-310
2.5
1.0
-304
3.4
-280
1.8
0.4
2021
2022
Fiscal Year
J. Joseph Kim, Ph.D. Compensation Actually Paid
Jacqueline E. Shea, Ph.D. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Inovio Pharmacueticals, Inc. Net Income

Inovio Pharmaceuticals, Inc.	39	2023 Proxy Statement

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program
The Board of Directors has approved cash compensation to be paid by the Company to its non-employee directors in the form of annual retainer payments. In November 2021 the Board approved an increase to the annual payment for the Compensation, Nomination and Corporate Governance, Commercial and Clinical Development Advisory Committee Chairperson and Committee members, effective on January 1, 2022.
Annual payments to non-employee directors are as follows:

	Chairperson ($)	Vice-chairperson ($)	Member ($)
Board of Directors	80,000	70,000	45,000
Audit Committee	20,000	—	10,000
Compensation Committee	15,000	—	7,500
Nomination and Corporate Governance Committee	15,000	—	7,500
Finance Committee	10,000	—	5,000
Commercial Committee	15,000	—	7,500
Clinical Development Advisory Committee	15,000	—	7,500
In November 2022, the Board discontinued the additional annual retainer payment for the Vice-chairperson. The Vice-chairperson is now paid the same as other non-chairperson members of the Board.

In May 2021 the Board approved an increase to the initial and annual equity compensation for all Board members to bring the Company up to the 50th percentile of its peers. Upon their election or appointment to our Board, each of our non-employee directors is granted equity awards equivalent to stock options exercisable for 108,000 shares of our common stock, at the then fair market value pursuant to the terms of our 2016 Omnibus Incentive Plan, as amended, to be allocated as non-qualified stock options or restricted stock units ("RSUs") at a ratio determined from time to time by our Board or its Compensation Committee, which the Compensation Committee has currently set at approximately 1.50 stock options to 1 RSU. In addition, each non-employee director is automatically granted equity awards equivalent to a stock option to purchase up to 56,000 shares of our common stock if he or she remains on our Board on the date of each annual meeting of stockholders. Such awards will be allocated as non-qualified stock options and RSUs at a ratio determined from time to time by our Board or its Compensation Committee, which the Compensation Committee has currently set at approximately 1.50 stock options to 1 RSU.
2022 Non-Employee Director Option and Restricted Stock Unit Grants
During the year ended December 31, 2022, each of our non-employee directors, Mr. Benito, Dr. Dansey, Dr. Miller, Mr. Shepard, Dr. Weiner, Ms. Yarno and Ms. Zoth, were granted options to purchase 28,000 shares of our common stock exercisable at $1.89 per share. Each of the foregoing option grants was made in accordance with our non-employee director compensation policy.
During the year ended December 31, 2022, each of our non-employee directors was also granted 19,000 RSUs. Each of the foregoing RSU grants was also made in accordance with our non-employee director compensation policy.
For his services as Chairman of our Scientific Advisory Board, in February 2022 Dr. Weiner was also granted options to purchase 60,000 shares of our common stock exercisable at $3.22 per share, and 35,000 RSUs.

Inovio Pharmaceuticals, Inc.	40	2023 Proxy Statement

Director Compensation
Director Compensation Table
The following table sets forth certain information with respect to non-employee director compensation during 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)

Simon X. Benito(3)	110,000	35,910	40,434	—	186,344
Roger D. Dansey, M.D.(4)	67,500	35,910	40,434	—	143,844
Ann C. Miller, M.D.(5)	77,500	35,910	40,434	—	153,844
Jay P. Shepard(6)	96,250	35,910	40,434	—	172,594
David B. Weiner, Ph.D.(7)	52,500	35,910	40,434	324,126	452,970
Wendy L. Yarno(8)	82,500	35,910	40,434	—	158,844
Lota S. Zoth(9)	77,500	35,910	40,434	—	153,844
1.Represents the grant date fair value of RSU awards computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. See Note 10, “Stockholders' Equity”, to our audited consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K, for the assumptions made in determining stock compensation values.
2.Represents the grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. See Note 10, “Stockholders' Equity”, to our audited consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K, for the assumptions made in determining stock compensation values.
3.At December 31, 2022, Mr. Benito held options to purchase 143,300 shares of our common stock and 19,000 unvested RSUs.
4.At December 31, 2022, Dr. Dansey held options to purchase 82,000 shares of our common stock and 43,000 unvested RSUs.
5.At December 31, 2022, Dr. Miller held options to purchase 100,800 shares of our common stock and 19,000 unvested RSUs.
6.At December 31, 2022, Mr. Shepard held options to purchase 88,300 shares of our common stock and 23,273 unvested RSUs.
7.The amounts presented in the “All Other Compensation” column for Dr. Weiner represent the grant date fair value of option and RSU grants to Dr. Weiner during the year for his service on our Scientific Advisory Board, calculated as described in footnotes (1) and (2) above, as well as fees earned for his services as Chairman of our Scientific Advisory Board. At December 31, 2022, Dr. Weiner held options to purchase 656,175 shares of our common stock and 88,999 unvested RSUs.
8.At December 31, 2022, Ms. Yarno held options to purchase 113,300 shares of our common stock and 19,000 unvested RSUs.
9.At December 31, 2022, Ms. Zoth held options to purchase 100,800 shares of our common stock and 19,000 unvested RSUs.

Inovio Pharmaceuticals, Inc.	41	2023 Proxy Statement

Director Compensation
Equity Compensation Plan Information
The following table sets forth our equity compensation plan information as of December 31, 2022. Our 2016 and 2007 Omnibus Incentive Plans were approved by our security holders. Our 2022 Inducement Plan was adopted by the Company's Board of Directors in June 2022, and provides for the discretionary grant of equity awards to individuals as a material inducement to entering into employment with the Company. Our 2007 Omnibus Incentive Plan was terminated on March 31, 2017 and the following table sets forth awards that remain outstanding under this plan.

Plan	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)(1) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(c)(2)

Equity compensation plans approved by security holders:
2016 Omnibus Incentive Plan	12,579,226	4.82	3,831,240
2007 Omnibus Incentive Plan	1,902,329	8.25	—
Equity compensation plan not approved by security holders:
2022 Inducement Plan	296,250	1.14	1,703,750
Total	14,777,805	5.19	5,534,990
1.The calculation of the weighted-average exercise price of the outstanding options and rights includes 2,446,257 shares included in column (a) that are issuable upon the vesting of RSUs issued under the 2016 Omnibus Incentive Plan, as amended, and 110,000 shares issuable upon the vesting of RSUs issued under the 2022 Inducement Plan, which have no exercise price. Excluding the RSUs, the weighted-average exercise price of the outstanding options under the 2016 Omnibus Incentive Plan, as amended, would be $5.99 and the weighted-average exercise price of the outstanding options under the 2022 Inducement Plan would be $1.81.
2.As of January 1, 2023, the number of securities available for future issuance under the 2016 Omnibus Incentive Plan, as amended, automatically increased by 2,000,000 pursuant to the “evergreen” provision of such plan.

Certain Relationships and Related Party Transactions
Since January 1, 2021, other than compensation paid to our executive officers and directors, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 (which is less than one percent of the average of our total assets at year-end for the last two completed fiscal years) and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest. Under the charter of our Audit Committee, all related party transactions required to be disclosed under SEC Regulation S-K, Item 404, must be reviewed and approved by our Audit Committee after discussion with management of the business rationale for the transactions and whether appropriate disclosures have been made.

Inovio Pharmaceuticals, Inc.	42	2023 Proxy Statement

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that the appointment of the independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and voting at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. Abstentions will be counted the same as if voted against the proposal.
The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2022 and 2021 by Ernst & Young LLP:

Year	Audit Fees ($)	Tax Fees ($)	Total Fees ($)

2022	868,250	100,625	968,875
2021	1,238,525	190,509	1,429,034
Audit Fees
Audit fees for 2022 consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, as well as fees incurred for audit services that are normally provided by Ernst & Young LLP in connection with other regulatory filings or engagements. Audit fees for 2021 also included fees billed for professional services rendered in connection with the audit of our internal control over financial reporting.

Inovio Pharmaceuticals, Inc.	43	2023 Proxy Statement

Proposal Two
Tax Fees
Tax fees include fees for services performed by the professional staff in the tax department of Ernst & Young LLP except for those tax services that could be classified as audit services. These include tax compliance and various tax consultation fees.
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to our Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. Our Audit Committee approved all "Audit Fees" and “Tax Fees” listed in the table above pursuant to its pre-approval policies and procedures.

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.

Inovio Pharmaceuticals, Inc.	44	2023 Proxy Statement

PROPOSAL THREE
NON-BINDING, ADVISORY VOTE
ON EXECUTIVE COMPENSATION

At our 2017 Annual Meeting of Stockholders, our stockholders determined by a non-binding vote, the frequency with which the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, will be submitted to our stockholders for approval. Even though the alternative for “three years” received the most votes at that meeting, the Board determined that we will submit the compensation of our named executive officers every year to our stockholders for approval, on a non-binding advisory basis. In accordance with the Board’s intention, we are providing our stockholders with the opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this Proxy Statement. At the 2023 Annual Meeting, our stockholders will vote whether to approve the following non-binding, advisory resolution on the approval of the compensation of the named executive officers:
“RESOLVED, that the stockholders of the Company approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement with respect to its 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the narrative disclosures that accompany those tables in the Company’s proxy statement for its 2023 annual meeting of stockholders.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executive officers, based on the result of the stockholder advisory vote under Proposal 4 or for any other reason, the next scheduled say-on-pay vote will be at the 2024 annual meeting of stockholders.
Vote Required; Effect of Vote
The approval of the resolution in this Proposal 3 requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions could prevent the approval of Proposal 3 because they do not count as affirmative votes. Broker non-votes will not impact the approval of Proposal 3 because they do not represent shares eligible to be voted on the proposal.
The resolution that is the subject of this Proposal 3 is a non-binding, advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether it is approved or not and will not be construed as overruling a decision by us or our Board or to create or imply any change to the fiduciary duties of our Board or any additional fiduciary duties for us or our Board. Furthermore, because this non-binding, advisory resolution primarily relates to compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, our Compensation Committee does intend to take the results of the vote on this Proposal 3 into account in its future decisions regarding the compensation of our named executive officers.

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution under Proposal 3.

Inovio Pharmaceuticals, Inc.	45	2023 Proxy Statement

PROPOSAL FOUR
NON-BINDING ADVISORY VOTE ON THE PREFERRED FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act, allows our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement, commonly referred to as a say-on-pay vote. Currently, even though the preference expressed by stockholders at our 2017 annual meeting of stockholders was to hold an advisory vote every three years, the Board at the time adopted a policy to solicit a non-binding advisory vote on the compensation of the named executive officers every year, which policy continues in effect.
We are again asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote.
The Board recommends that the say-on-pay vote be submitted to stockholders on an annual basis. The Board believes that an annual say-on-pay vote will allow our stockholders to provide us with their input on our compensation policies and practices on a timely basis. Additionally, an annual say-on-pay vote is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation policies and practices.
While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the say-on-pay vote should be held every year, once every two years or once every three years. The frequency receiving the votes of the holders of a majority of shares present in person or virtually or represented by proxy and entitled to vote on the matter at the annual meeting will be deemed to be the frequency preferred by the stockholders. Abstentions could prevent the approval of Proposal 4 because they do not count as affirmative votes. Broker non-votes will not impact the approval of Proposal 4 because they do not represent shares eligible to be voted on the proposal.
The Board and the Compensation Committee value the opinions of the stockholders in this matter, and will carefully review the voting results in establishing the frequency of future say-on-pay votes. However, because this vote is advisory and not binding on the Board, the Board may decide that it is in the best interests of our stockholders and our company to hold future advisory votes with a frequency different from that chosen by the greatest number of stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. The vote will not be construed to create or imply any change or addition to the fiduciary duties of our company or the Board.

Our Board of Directors unanimously recommends a vote in favor of "ONE YEAR" under Proposal 4.

Inovio Pharmaceuticals, Inc.	46	2023 Proxy Statement

PROPOSAL FIVE
APPROVAL OF THE 2023
OMNIBUS INCENTIVE PLAN

Overview
Our Board, acting through the Compensation Committee, has approved, and recommends that our stockholders approve, the Inovio Pharmaceuticals, Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”). The 2023 Plan is intended to be the successor to the Inovio Pharmaceuticals, Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”).
Why We Are Asking Our Stockholders to Approve the 2023 Plan
We currently maintain the 2016 Plan in order to grant equity awards to our employees, directors and consultants. However, the shares remaining for issuance of awards under the 2016 Plan are insufficient for us to continue our equity grant practices at levels determined appropriate by our Board and Compensation Committee. We are seeking stockholder approval of the 2023 Plan to, among other things, increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards, which will enable us to have an equity incentive program that allows us to compete with our peer group for key talent.
Stockholder Approval
If the 2023 Plan is approved by our stockholders, the 2023 Plan will become effective as of the date of the Annual Meeting. In the event that our stockholders do not approve the 2023 Plan, the 2023 Plan will not become effective and the 2016 Plan will remain in effect in accordance with its terms. However, the shares remaining for issuance under the 2016 Plan are insufficient to support our current equity grant practices and we will not be able to continue grant equity awards at levels determined appropriate by our Board and Compensation Committee if the 2023 Plan is not approved.
Approval of the 2023 Plan will require the affirmative vote of at least a majority in voting interest of our stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum. If our stockholders do not approve the 2023 Plan, it will not be implemented, but our Board reserves the right to adopt such other compensation plans and programs that do not otherwise require stockholder approval as it deems appropriate and in the best interests of our company and our stockholders.
Why You Should Vote for the 2023 Plan
The 2023 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
•Stockholder approval is required for additional shares. The 2023 Plan does not contain an annual “evergreen” provision. The 2023 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares under the 2023 Plan.
•No liberal share counting. The following shares will not become available again for issuance under the 2023 Plan: (i) shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an award granted under the 2023 Plan; (ii) shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an award granted under the 2023 Plan; (iii) shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an award granted under the 2023 Plan; and (iv) in the event that a stock appreciation right granted under the 2023 Plan is settled in shares, the gross number of shares subject to such stock appreciation right.

Inovio Pharmaceuticals, Inc.	47	2023 Proxy Statement

Proposal Five
•Repricing and cash buyouts are not allowed. The 2023 Plan prohibits the repricing of stock options and stock appreciation rights granted under the 2023 Plan and cash buyouts of any such stock options and stock appreciation rights that are underwater, in each case without prior stockholder approval.
•Cash limit on non-employee director compensation. The aggregate value of all cash and equity-based compensation paid or granted by the Company to any individual for service as a non-employee director with respect to any calendar year will not exceed $750,000 in total value or, in the case of a non-employee director who is first appointed or elected to the Board during such calendar year, $1,000,000 in total value. For purposes of this limitation, the value of any equity-based awards is calculated based on the grant date fair value of such awards for financial reporting purposes.
•Restrictions on dividends. The 2023 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award granted under the 2023 Plan before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date such shares are forfeited to or repurchased by the Company due to a failure to vest.
•Awards subject to forfeiture/clawback. Awards granted under the 2023 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law, and any other clawback policy that the Company adopts. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
In this Proposal 5, our Board is requesting stockholder approval of the 2023 Plan. Our Board believes that the 2023 Plan is an integral part of our long-term compensation philosophy and the 2023 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees, directors and consultants.
General Plan Information
The purpose of the 2023 Plan is to promote our interests and those of our stockholders by providing incentives to motivate selected employees, directors and consultants of the Company to achieve long-term corporate objectives. In light of the small number of shares remaining available for issuance under the 2016 Plan, the Board believes it is necessary to adopt and approve the 2023 Plan in order to enable us to attract, hire, retain and motivate the skilled employees we need to be successful, especially in the competitive labor markets in which we compete. If this Proposal 5 is approved by our stockholders, the 2023 Plan will become effective as of the date of the Annual Meeting and as of such date, no additional awards will be granted under the 2016 Plan. In the event that our stockholders do not approve this Proposal 5, the 2023 Plan will not become effective and the 2016 Plan will continue to be effective in accordance with its terms.
In light of our currently anticipated need to grant additional equity incentives in the future, our Board believes the 2023 Plan is appropriate to ensure that we continue to have a sufficient number of shares in order to meet our retention and hiring needs. The Board believes that our capacity to grant equity-based compensation is a significant factor in our ability to achieve our objectives and enhance stockholder value. If approved by the stockholders, the number of shares initially reserved for issuance under the 2023 Plan would be approximately 5.3% of our current outstanding shares. Under applicable Nasdaq rules, we are required to obtain stockholder approval of the 2023 Plan. Such approval is also necessary to permit us to continue to grant incentive stock options (ISOs) to employees under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
Equity Awards Are an Integral Component of Our Compensation Program
Equity awards have been historically, and, we believe, will continue to be an integral component of our overall compensation program for our employees, directors and consultants. Approval of the 2023 Plan will allow us to continue to grant stock options, restricted stock unit awards and other equity awards at levels we determine to be appropriate in order to attract new employees, directors and consultants, retain our existing employees and to provide incentives for such persons to exert maximum efforts for the Company’s success and ultimately increase stockholder value. The 2023 Plan allows the Company to utilize a broad array of

Inovio Pharmaceuticals, Inc.	48	2023 Proxy Statement

Proposal Five
equity incentives with flexibility in designing such incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance stock awards.
As of March 17, 2023, stock awards covering an aggregate of 17,371,636 shares were outstanding under our 2007 Omnibus Incentive Plan, 2022 Inducement Plan and the 2016 Plan, collectively. In addition, 2,684,357 shares remained available for future grant under the 2016 Plan as of such date.
As of March 17, 2023, we had four executive officers, seven non-employee members of the Board and approximately 180 other employees, all of whom would be eligible to participate in the 2023 Plan.
We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable
We continue to believe that equity awards such as stock options and other types of stock awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, directors and consultants.
The Size of Our Share Reserve Request Is Reasonable
If the 2023 Plan is approved, we will have 14,000,000 shares available for grant after our Annual Meeting, which we anticipate being a sufficient amount of equity for attracting, retaining, and motivating employees, directors and consultants for the next three years.
Overhang and Dilution
The following table provides certain additional information regarding our equity incentive program.

As of March 17, 2023
Total number of shares of common stock subject to outstanding stock options	15,244,643
Weighted-average exercise price of outstanding stock options	$5.09
Weighted-average remaining term of outstanding stock options	7.4
Total number of shares of common stock subject to outstanding full value awards	2,126,720
Total number of shares of common stock available for grant under the 2016 Plan	2,684,357
Total number of shares of common stock available for grant under the 2022 Inducement Plan	1,688,125
Total number of shares of common stock outstanding	262,739,126
Per-share closing price of common stock as reported on Nasdaq	$1.09
Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2022, 2021 and 2020.

Fiscal Year	2022	2021	2020
Total number of shares of common stock subject to stock options granted	4,623,448	3,483,118	2,126,182
Total number of shares of common stock subject to full value awards granted	2,485,947	1,392,124	1,586,280
Weighted-average number of shares of common stock outstanding	238,622,188	208,829,801	155,126,857
Burn Rate	2.98%	2.33%	2.39%

Inovio Pharmaceuticals, Inc.	49	2023 Proxy Statement

Proposal Five
The closing price of our common stock as reported on the Nasdaq Stock Market as of March 24, 2023, the latest practicable date prior to the filing of this Proxy Statement, was $0.96.

While we do not have a specific plan for the use of the current or proposed shares available for grants, the Compensation Committee in its discretion, and consistent with our overall compensation program, from time to time makes awards to executives, employees, consultants and directors and considered the past grants of stock awards in approving the 2023 Plan. We anticipate further increases in personnel, but the amount and timing for future grants are not currently known. The 2023 Plan will provide us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, and performance stock awards. To date, we have never granted any awards other than stock option grants and restricted stock units; however, at the discretion of the Board or the Compensation Committee, we may do so in the future. The approval of the 2023 Plan will allow us to continue to grant stock options and restricted stock units and utilize multiple types of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long-term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.
The historical burn rates and the potential dilution and other data described above may not be indicative of what the actual amounts are in the future. The 2023 Plan does not contemplate the amount or timing of specific equity awards (other than annual awards to non-employee directors which are made in connection with each annual meeting of our stockholders). The potential dilution is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in reports we file with the SEC.

Our Board of Directors unanimously recommends a vote "FOR" Proposal 5 to approve the 2023 Plan.

Description of the 2023 Plan
The material features of the 2023 Plan are described below. The following description of the 2023 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2023 Plan. Stockholders are urged to read the actual text of the 2023 Plan in its entirety, which is attached to this Proxy Statement as Appendix A.
General. The 2023 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards, and other stock awards.
Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2023 Plan will not exceed the sum of (i)14,000,000 shares and (ii) the Prior Plan Returning Shares (as defined in the 2023 Plan and described below), as such shares become available from time to time.
For purposes of this Proposal 5, the term “Prior Plan Returning Shares” refers to the following shares of our common stock: (i) any shares subject to an award granted under the 2016 Plan that is outstanding as of May 16, 2023 (a “Prior Plan Award”) that on or following May 16, 2023 are not issued because such Prior Plan Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Prior Plan Award having been issued; (ii) any shares subject to a 2016 Plan Award that on or following May 16, 2023 are not issued because such Prior Plan Award or any portion thereof is settled in cash; and (iii) any shares issued pursuant to a Prior Plan Award that on or following May 16, 2023 are forfeited back to or repurchased by the Company because of a failure to vest.
The share reserve of the 2023 Plan will not be reduced by any of the following shares of our common stock and such shares will remain available for issuance under the 2023 Plan: (i) any shares subject to an award granted under the 2023 Plan that are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; and (ii) any shares subject to an award granted under the 2023 Plan that are not issued because such award or any portion thereof is settled in cash.

Inovio Pharmaceuticals, Inc.	50	2023 Proxy Statement

Proposal Five
Any shares of our common stock issued pursuant to an award granted under the 2023 Plan that are forfeited back to or repurchased by the Company because of a failure to vest will revert to the share reserve of the 2023 Plan and become available again for issuance under the 2023 Plan.
The following shares of our common stock will not revert to the share reserve of the 2023 Plan or become available again for issuance under the 2023 Plan: (i) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an award granted under the 2023 Plan or a Prior Plan Award; (ii) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an award granted under the 2023 Plan or a Prior Plan Award; (iii) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an award granted under the 2023 Plan or a Prior Plan Award; and (iv) in the event that a stock appreciation right granted under the 2023 Plan or the 2016 Plan is settled in shares, the gross number of shares subject to such award.
Limit on Non-Employee Director Awards. The aggregate value of all cash and equity-based compensation paid or granted by the Company to any individual for service as a non-employee director with respect to any calendar year will not exceed $750,000 in total value or, in the case of a non-employee director who is first appointed or elected to the Board during such calendar year, $1,000,000 in total value. For purposes of this limitation, the value of any equity-based awards is calculated based on the grant date fair value of such awards for financial reporting purposes.
Administration. The 2023 Plan will be administered by the Board, which may in turn delegate authority to administer the 2023 Plan to a committee of the Board. The Board has delegated concurrent authority to administer the 2023 Plan to the Compensation Committee, but may, at any time, re-vest in itself some or all of the power delegated to the Compensation Committee. The Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 5.
Subject to the terms of the 2023 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the 2023 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to an award and the exercise or strike price of stock options and stock appreciation rights granted under the 2023 Plan.
The Plan Administrator may also delegate to one or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than officers, of awards, provided that no person or body may be delegated authority to grant an award to themself; (ii) determine the number of shares of our common stock subject to such awards; and (iii) determine the terms of such awards; provided, however, that the Plan Administrator action regarding such delegation will fix the terms of such delegation in accordance with applicable law (including specifying the total number of shares that may be subject to the awards granted by such persons or bodies during a specified period).
Eligibility. All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the 2023 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2023 Plan only to our (including our affiliates’) employees.
As of March 17, 2023, we had four executive officers, seven non-employee members of the Board and approximately 180 other employees, all of whom would be eligible to participate in the 2023 Plan.
Terms and conditions of awards.
Stock Options. Stock options may be granted under the 2023 Plan pursuant to stock option agreements. The 2023 Plan permits the grant of stock options that are intended to qualify as ISOs and nonstatutory stock options (“NSOs”).
The exercise price of a stock option granted under the 2023 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.
The term of stock options granted under the 2023 Plan may not exceed 10 years from the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in

Inovio Pharmaceuticals, Inc.	51	2023 Proxy Statement

Proposal Five
a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s service relationship with the Company or one of its affiliates (referred to in this Proposal 5 as “continuous service”) terminates (other than for cause and other than upon the participant’s death, disability or retirement), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s continuous service terminates due to the participant’s disability, retirement or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or retirement, or for up to 12 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2023 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with the Company or one of its affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause) would be prohibited by applicable securities laws or if the sale of any shares of our common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would subject the participant to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2023 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to the Company; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to the Company of shares of our common stock (either by actual delivery or attestation); or (iv) in other legal consideration approved by the Plan Administrator.
Stock options granted under the 2023 Plan may vest and become exercisable in in periodic installments that may or may not be equal, as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2023 Plan may be subject to different vesting schedules as the Plan Administrator may determine.
The Plan Administrator may impose limitations on the transferability of stock options granted under the 2023 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2023 Plan other than by will or the laws of descent and distribution. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.
Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and
•the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2023 Plan is 42,000,000 shares.
Stock Appreciation Rights. Stock appreciation rights may be granted under the 2023 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The term of stock appreciation rights granted under the 2023 Plan may not exceed 10 years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of shares and cash, or in any other form of consideration determined by the

Inovio Pharmaceuticals, Inc.	52	2023 Proxy Statement

Proposal Five
Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2023 Plan.
Restricted Stock Awards. Restricted stock awards may be granted under the 2023 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to the Company, the participant’s services performed for the Company or any of its affiliates, or any other form of legal consideration (including future services) acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by the Company.
Restricted Stock Unit Awards. Restricted stock unit awards may be granted under the 2023 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of shares and cash, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with the Company or one of its affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Awards. A performance stock award is a stock award that may vest or may be exercised contingent upon the attainment during a performance period of certain performance goals. A performance cash award is a cash award that may vest or become earned and payable contingent upon the attainment during a performance period of certain performance goals.
With respect to any performance stock award or performance cash award (each, a “performance award”), the Plan Administrator will determine the length of any performance period, the performance goals to be achieved during the performance period, the other terms and conditions of such performance award, and the measure of whether and to what degree such performance goals have been attained. In addition, the Plan Administrator retains the discretion to define the manner of calculating the performance criteria it selects to use for a performance period. To the extent permitted by applicable law and set forth in the applicable award agreement, the Plan Administrator may determine that cash or other property may be used in payment of performance awards. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.
Performance goals under the 2023 Plan will be based on any one or more of the following performance criteria: (i) net earnings or net income (before or after taxes); (ii) earnings per share or earnings per share growth, total units, or unit growth; (iii) net sales, sales growth, total revenue, or revenue growth; (iv) net operating profit; (v) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (vii) earnings before or after taxes, interest, depreciation, and/or amortization; (viii) gross or operating margins; (ix) productivity ratios; (x) share price or relative share price (including, but not limited to, growth measures and total stockholder return); (xi) expense targets; (xii) margins; (xiii) operating efficiency; (xiv) market share or change in market share; (xv) customer retention or satisfaction; (xvi) working capital targets; (xvii) completion of strategic financing goals, acquisitions or alliances and clinical progress; (xviii) company project milestones; (xix) economic value (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and (xx) any other measures of performance selected by the Plan Administrator.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period. Such adjustments may be based on one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a

Inovio Pharmaceuticals, Inc.	53	2023 Proxy Statement

Proposal Five
business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions; or (xv) any other appropriate adjustments selected by the Plan Administrator.
Other Stock Awards. Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the 2023 Plan. Subject to the terms of the 2023 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted, and all other terms and conditions of such other stock awards
Corporate Transaction. In the event of a corporate transaction (as defined in the 2023 Plan), unless otherwise provided in the instrument evidencing the award or any other written agreement between the Company or any affiliate and the participant or unless otherwise expressly provided by the Board at the time of grant of an award the following provisions will apply:
(i) Any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all awards outstanding under the 2023 Plan or may substitute similar awards for awards outstanding under the 2023 Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the corporate transaction), and any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such corporate transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an award or substitute a similar award for only a portion of an award or may choose to assume or continue the awards held by some, but not all participants. The terms of any assumption, continuation or substitution will be set by the Board.
(ii) If the acquiring entity does not assume, continue or substitute for such awards, then with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction (such participants, the “current participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the corporate transaction). With respect to the vesting of performance awards that will accelerate upon the occurrence of a corporate transaction, unless otherwise provided in the relevant award agreement, the vesting of such performance awards will accelerate at 100% of the target level upon the occurrence of the corporate transaction.
(iii) If the acquiring entity does not assume, continue or substitute for such awards, then any such awards that are held by persons other than current participants will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.
Change in Control. Unless otherwise provided in the applicable award agreement, in the event of a change in control (as defined in the 2023 Plan), the vesting of awards (and, with respect to options and stock appreciation rights, the time when such awards may be exercised) will accelerate in full. With respect to the vesting of performance awards or any other performance-based or other contingent award have multiple vesting levels depending on the level of performance, unless otherwise provided in the award agreement, the vesting of such Awards will accelerate at 100% of the target level upon the occurrence of the change in control. With respect to the vesting of awards that are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the change in control. These change in control provisions will not be applicable to any awards granted to a participant if any change in control results from such participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of common stock or Company voting securities.

Inovio Pharmaceuticals, Inc.	54	2023 Proxy Statement

Proposal Five
Dividends and dividend equivalents. The 2023 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Plan Administrator and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date such shares are forfeited to or repurchased by the Company due to a failure to vest.
Clawback/Recoupment. Awards granted under the 2023 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law, and any other clawback policy that we adopt. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
Termination or amendment. The Plan Administrator has the authority to amend or terminate the 2023 Plan at any time. However, except as otherwise provided in the 2023 Plan or an award agreement, no amendment or termination of the 2023 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent.
We will obtain stockholder approval of any amendment to the 2023 Plan if required by applicable law and listing requirements. No incentive stock options may be granted under the 2023 Plan after March 24, 2033, which is the tenth anniversary of the date the 2023 Plan was adopted by our Board.
Choice of Law. The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the 2023 Plan, without regard to that state’s conflict of laws rules.
Federal Income Tax Consequences of the 2023 Plan
The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 2023 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
ISOs. The grant of an ISO under the 2023 Plan will not result in any federal income tax consequences to the optionee or the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the purchase price. The Company is not entitled to any deduction under these circumstances. If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the purchase price or (ii) the difference between the fair market value of the stock on the exercise date and the purchase price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. In the year of the disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as the optionee’s total compensation is deemed reasonable in amount.
The “spread” under an ISO-i.e., the difference between the fair market value of the shares at the time of exercise and the purchase price-is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionee’s alternative minimum tax liability exceeds such optionee’s regular income tax liability, the optionee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to ISOs, the optionee must sell the shares within the same calendar year in which the ISOs are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Inovio Pharmaceuticals, Inc.	55	2023 Proxy Statement

Proposal Five
In the event an ISO is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code. An option subject to Section 409A of the Code that fails to comply with the rules of Section 409A can result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest. In addition, the amendment of an ISO may convert the option from an ISO to a NSO.
NSOs. The grant of a NSO under the 2023 Plan will not result in any federal income tax consequences to the optionee or the Company. Upon exercise of a NSO, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option purchase price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the optionee’s total compensation is deemed reasonable in amount. Any gain or loss on the optionee’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company will not receive a tax deduction for any such gain.
In the event a NSO is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code that fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.
Restricted Stock Awards. The grant of Restricted Stock Awards will subject the recipient to ordinary compensation income on the difference between the amount paid (if any) for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company will not receive a tax deduction for any such gain. Recipients of Restricted Stock Awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such Restricted Stock Awards are granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. A Section 83(b) Election must be made within 30 days from the time the Restricted Stock Awards are issued.
SARs. Recipients of SARs generally should not recognize income until a SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees generally will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
In the event a SAR is amended, such SAR may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A SAR subject to Section 409A of the Code that fails to comply with the rules of Section 409A may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.
RSUs. Recipients of RSUs generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees generally will be

Inovio Pharmaceuticals, Inc.	56	2023 Proxy Statement

Proposal Five
subject to withholding for federal income tax purposes upon conversion of the RSUs and withholding for employment tax purposes when the RSUs vest. Participants will recognize gain upon the disposition of any shares received upon conversion of the RSUs equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. RSUs also can be considered nonqualified deferred compensation and subject to the Section 409A of the Code. A grant of RSUs that does not meet the requirements of Section 409A of the Code will result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.
Performance Awards. Recipients of Performance Awards generally should not recognize income until such awards are paid in cash or shares of stock. Upon payment, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received in such payment. Recipients who are employees generally will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon the payment of Performance Awards. Participants will recognize gain upon the disposition of any shares received upon the payment of Performance Awards equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
Other stock-based awards. Recipients of unrestricted stock will recognize ordinary income equal to the difference between the amount paid for such unrestricted stock and the fair market value of the unrestricted stock on the grant date. This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient’s subsequent disposition of the shares receives long or short-term capital gain or loss treatment depending on how long the stock has been held since the date such unrestricted stock was granted. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.
Section 162 Limitations. Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
Awards Granted Under the 2016 Plan
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2016 Plan as of March 17, 2023:

Name and Position	Number of Shares
Jacqueline E. Shea, Ph.D., Chief Executive Officer and Director	2,438,877
Peter D. Kies, Chief Financial Officer	1,448,777
Laurent M. Humeau, Ph.D., Chief Scientific Officer	1,272,013
All current executive officers as a group (four people)	5,272,167
All current non-employee directors as a group (seven people)	1,821,095
All employees and consultants, including all current officers who are not executive officers, as a group	21,844,900

Inovio Pharmaceuticals, Inc.	57	2023 Proxy Statement

Proposal Five
New Plan Benefits under the 2023 Plan

Name	Stock Option Awards (#)
Jacqueline E. Shea, Ph.D., Chief Executive Officer and Director	(1)
Peter D. Kies, Chief Financial Officer	(1)
Laurent M. Humeau, Ph.D., Chief Scientific Officer	(1)
All current executive officers as a group (four people)	(1)
All current non-employee directors as a group (seven people)	(2)
All employees, excluding current executive officers, as a group	(1)
1.Awards granted under the 2023 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2023 Plan, and our Board and our Compensation Committee have not granted any awards under the 2023 Plan that are subject to stockholder approval of this Proposal 5. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2023 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2023 if the 2023 Plan had been in effect, are not determinable.
2.Awards granted under the 2023 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2023 Plan. However, pursuant to our current compensation policy for non-employee directors, each of our current non-employee directors is eligible to receive equity awards equivalent to stock options to purchase 56,000 shares of our common stock if he or she remains on our Board on the date of each annual meeting of stockholders, and each new non-employee director is granted equity awards equivalent to stock options exercisable for 108,000 shares of our common stock. All such awards will be allocated as non-qualified stock options and restricted stock units at a ratio determined from time to time by our Board or its Compensation Committee, which the Compensation Committee has currently set at approximately 1.50 stock options to 1 restricted stock unit. After the date of the annual meeting, any such awards will be granted under the 2023 Plan. For additional information regarding our compensation policy for non-employee directors, see the “Director Compensation” section of this proxy statement.

Inovio Pharmaceuticals, Inc.	58	2023 Proxy Statement

STOCKHOLDER PROPOSALS
TO BE PRESENTED AT NEXT
ANNUAL MEETING

Stockholder proposals, including proposals under Rule 14a-8 under the Exchange Act, intended to be presented at the next Annual Meeting of Stockholders to be held in 2024 must be received at our principal executive offices no later than December 9, 2023, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals must comply with the proxy rules relating to stockholder proposals to be included in our proxy materials. Pursuant to our bylaws, stockholders who wish to submit a proposal for consideration at our 2024 Annual Meeting of Stockholders, including a nomination for director, must deliver a copy of their proposal no earlier than October 10, 2023 and no later than December 9, 2023, unless the date of the 2024 Annual Meeting of Stockholders has been advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the 2023 Annual Meeting of Stockholders, in which case the proposal must be received by us no later than the later of the 90th day prior to the 2024 Annual Meeting of Stockholders or the close of business on the 15th day following the date on which the 2024 Annual Meeting of Stockholders is publicly announced. If the stockholder is not seeking inclusion of the proposal in our proxy statement, to be timely the notice must be delivered at least 90 days prior to the date of the 2024 Annual Meeting of Stockholders.
A director nomination proposal must include the information set forth in our bylaws and as described under “Director Nominations” above. In the case of other stockholder proposals other than with respect to stockholder proposals relating to director nomination(s), a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (ii) as to the stockholder giving the notice, the same information regarding the proposing stockholder and any Stockholder Associated Persons as set forth under our bylaws and as described under “Director Nominations” above.
Proposals should be delivered to Inovio Pharmaceuticals, Inc., 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462, Attn: Corporate Secretary. To avoid controversy and establish timely receipt, it is suggested that stockholders send their proposals by certified mail, return receipt requested. Otherwise, we may exercise discretionary voting with respect to such stockholder’s proposal pursuant to authority conferred on us by proxies to be solicited by our Board and delivered to us in connection with the meeting. You are also advised to review our bylaws, which may be requested in writing from our Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals.

Inovio Pharmaceuticals, Inc.	59	2023 Proxy Statement

ANNUAL REPORT

We are mailing our Annual Report for the fiscal year ended December 31, 2022 to stockholders of record as of March 17, 2023. Our Annual Report does not constitute, and should not be considered, a part of this Proxy Statement.
A copy of our Annual Report will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on March 17, 2023. Requests should be directed to Inovio Pharmaceuticals, Inc., 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462; Attention: Investor Relations.

Inovio Pharmaceuticals, Inc.	60	2023 Proxy Statement

TRANSACTION OF
OTHER BUSINESS

At the date of this Proxy Statement, the only business which our Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment. Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.
By order of the Board of Directors,
Jacqueline E. Shea, Ph.D.
Chief Executive Officer
Dated: March 28, 2023
Plymouth Meeting, Pennsylvania

Inovio Pharmaceuticals, Inc.	61	2023 Proxy Statement

INOVIO PHARMACEUTICALS, INC. 660 W. Germantown Pike Suite 110 Plymouth Meeting, PA 19462
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M35098-Z55250 KEEP THIS PORTION FOR YOUR RECORDS
— — — — —— — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INOVIO PHARMACEUTICALS, INC.

1. To elect the following directors to serve for a term ending upon the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

NOMINEES:	☐	☐	☐

01) Jacqueline E. Shea, Ph.D. 02) Simon X. Benito 03) Roger D. Dansey, M.D. 04) Ann C. Miller, M.D.	05) Jay P. Shepard 06) David B. Weiner, Ph.D. 07) Wendy L. Yarno 08) Lota S. Zoth

						For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.						☐	☐	☐
3. To approve, on a non-binding advisory basis, the resolution regarding compensation of our named executive officers described in the accompanying proxy statement.						☐	☐	☐
					1 Year	2 Year	3 Years	Abstain
4. To indicate, on a non-binding advisory basis, the preferred frequency of solicitation of advisory stockholder approval of executive compensation.					☐	☐	☐	☐
						For	Against	Abstain
5. To approve the 2023 Omnibus Incentive Plan.						☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
The undersigned also acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX)		Date		Signature (Joint Owners)		Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2023:
Copies of the proxy statement and our 2022 Annual Report to stockholders are also available online at www.inovio.com.

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —
M35099-Z55250

INOVIO PHARMACEUTICALS, INC. PROXY ANNUAL MEETING OF STOCKHOLDERS OF INOVIO PHARMACEUTICALS, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. Jacqueline E. Shea, President and Chief Executive Officer and a director of Inovio Pharmaceuticals, Inc., and Simon X. Benito, Chairman of the Board, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Inovio Pharmaceuticals, Inc. (including shares of Series C Cumulative Convertible Preferred Stock that are convertible into shares of common stock) held of record by the undersigned as of March 17, 2023 at the Annual Meeting of Stockholders to be held on May 16, 2023, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1, AND FOR PROPOSAL NOS. 2, 3 AND 5 AND "ONE YEAR" FOR PROPOSAL NO. 4. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF INOVIO EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING AS INSTRUCTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2, 3 AND 5 AND "ONE YEAR" FOR PROPOSAL NO. 4. IF YOU ARE VOTING BY MAIL, PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)